                                                                EXHIBIT (17)(d)



                          THE FIXED INCOME PORTFOLIOS
                                 SERVICE CLASS

    The PNC(R) Fund (the "Fund") consists of twenty-five investment portfolios. This Prospectus relates to nine classes of shares (the "Service Shares" or "Shares") representing interests in nine of those portfolios (collectively, the "Portfolios") which offer investors a range of investment opportunities with the following objectives:

        MANAGED INCOME PORTFOLIO--to provide current income consistent with prudent investment management and preservation of capital. It pursues this objective by investing primarily in high and medium grade fixed-income securities.

        TAX-FREE INCOME PORTFOLIO--to seek as high a level of current income exempt from Federal income tax as is consistent with preservation of capital. It pursues this objective by investing primarily in obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia, and their political subdivisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("Municipal Obligations").

        INTERMEDIATE GOVERNMENT PORTFOLIO--to provide current income consistent with preservation of capital. It pursues this objective by investing primarily in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements and collateralized mortgage obligations ("CMOs") relating to such obligations.

        OHIO TAX-FREE INCOME PORTFOLIO--to seek as high a level of current income exempt from Federal and, to the extent possible, from Ohio income tax as is consistent with preservation of capital. It pursues this objective by investing primarily in municipal obligations issued by the State of Ohio and its political subdivisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("Ohio Municipal Obligations").

        PENNSYLVANIA TAX-FREE INCOME PORTFOLIO--to seek as high a level of current income exempt from Federal and, to the extent possible, from Pennsylvania income tax as is consistent with preservation of capital. It pursues this objective by investing primarily in municipal obligations issued by the Commonwealth of Pennsylvania and its political subdivisions, agencies, instrumentalities and authorities and tax-exempt derivative securities relating thereto ("Pennsylvania Municipal Obligations").

        SHORT-TERM BOND PORTFOLIO--to seek a high level of current income consistent with prudent investment risk. It pursues this objective by investing primarily in investment grade debt securities. The Portfolio will generally have a dollar-weighted average portfolio maturity of five years or less.

        INTERMEDIATE-TERM BOND PORTFOLIO--to seek a high level or current income consistent with prudent investment risk. It pursues this objective by investing primarily in investment grade debt securities. The Portfolio will generally have a dollar-weighted average portfolio maturity of five to ten years.

        GOVERNMENT INCOME PORTFOLIO--to seek as high a level of current income as is consistent with a reasonable concern for safety of principal. It pursues this objective by investing primarily in debt securities issued, guaranteed or otherwise backed by the U.S. Government or its agencies or instrumentalities and repurchase agreements relating to such obligations.

        INTERNATIONAL FIXED INCOME PORTFOLIO--to achieve as high a level of current income as is consistent with prudent investment risk. It pursues this objective by investing primarily in an internationally diversified portfolio of high quality government and corporate obligations.

    Service Shares are sold by the Fund's distributor to institutional investors ("Institutions") acting on behalf of their customers ("Customers"). These Customers, which may include individuals, trusts, partnerships and corporations, must maintain accounts (such as custody, trust or escrow accounts) with the Institutions. Service Shares are sold and redeemed at net asset value without any purchase or redemption charge imposed by the Fund, although the Institutions may receive compensation from the Fund for providing various shareholder services and may charge their customer accounts for services provided in connection with the purchase or redemption of Shares.

    Shares of the Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios are intended for residents of Ohio and Pennsylvania, respectively.

    This Prospectus contains information that a prospective investor needs to know before investing. Please keep it for future reference. A Statement of Additional Information currently dated January 30, 1995 has been filed with the Securities and Exchange Commission (the "SEC"). The current Statement of Additional Information may be obtained free of charge from the Fund by calling
(800) 422-6538. The Statement of Additional Information, as it may be supplemented from time to time, is incorporated by reference in this Prospectus.
--------------------------------------------------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, PNC BANK, NATIONAL ASSOCIATION OR ANY OTHER BANK AND SHARES ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENTS IN SHARES OF THE FUND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.
--------------------------------------------------------------------------------
PROSPECTUS                                                      January 30, 1995

INTRODUCTION
--------------------------------------------------------------------------------

     The Fund is an open-end management investment company which has registered shares in 25 investment portfolios, nine of which are included in this Prospectus.

PORTFOLIO MANAGEMENT

     PNC Institutional Management Corporation ("PIMC") serves as the Fund's investment adviser. PNC Bank, Ohio, National Association ("PNC Bank Ohio") serves as sub-adviser to the Ohio Tax-Free Income Portfolio, PNC Bank, National Association ("PNC Bank") serves as sub-adviser to the Managed Income, Intermediate Government, Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond and Government Income Portfolios and Provident Capital Management, Inc. ("PCM") serves as sub-adviser to the International Fixed Income Portfolio. The investment adviser and sub-advisers are indirect wholly-owned subsidiaries of PNC Bank Corp.

THE ADMINISTRATORS

     PFPC Inc. ("PFPC") and Provident Distributors, Inc. ("PDI") serve as the Fund's administrators (collectively, the "Administrators").

THE DISTRIBUTOR

     Provident Distributors, Inc. (the "Distributor") serves as the Fund's distributor.

                                 EXPENSE TABLE

ANNUAL FUND OPERATING EXPENSES FOR SERVICE SHARES AFTER FEE WAIVERS AND EXPENSE REIMBURSEMENTS AS A PERCENTAGE OF DAILY NET ASSETS

                                                                                                  INTER-                   INTER-
                                            INTER-       OHIO       PENNSYLVANIA    SHORT-       MEDIATE      GOVERN-     NATIONAL
                  MANAGED    TAX-FREE      MEDIATE     TAX-FREE       TAX-FREE       TERM         TERM         MENT         FIXED
                  INCOME      INCOME      GOVERNMENT    INCOME         INCOME        BOND         BOND        INCOME       INCOME
                  PORTFOLIO  PORTFOLIO    PORTFOLIO    PORTFOLIO     PORTFOLIO     PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO
                  -------    ---------    ----------   ---------    ------------   ---------    ---------    ---------    ---------
Advisory
 fees(1)......       .38%           0%         .23%           0%          .28%          .23%         .28%         .38%          .43%
Other
  operating
expenses......       .50          .83          .50          .83           .55           .50          .50          .50           .65
                     ---          ---          ---          ---           ---           ---          ---          ---           ---
Administration
    fees(1)...    .15            0          .13            0           .09           .09          .10          .10           .10
Shareholder
  Servicing
    Fee.......    .15          .15          .15          .15           .15           .15          .15          .15           .15
  Other
  expenses(1).    .20          .68          .22          .68           .31           .26          .25          .25           .40
                  ---          ---          ---          ---           ---           ---          ---          ---           ---
Total fund
  operating
expenses......       .88%         .83%         .73%         .83%          .83%          .73%         .78%         .88%         1.08%
                     ===          ===          ===          ===           ===           ===          ===          ===          ====

------------------
(1) Advisory fees are net of waivers of .12%, .50%, .27%, .50%, .22%, .27%,
    .22%, .12% and .12% and administration fees are net of waivers of .05%, .20%, .07%, .20%, .11%, .11%, .10%, .10% and .10% for the Managed Income,
    Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Government Income and International Fixed Income Portfolios, respectively. In addition, the Expense Table reflects reimbursements made to the Tax-Free Income Portfolio by the adviser. PIMC and the Administrators are under no obligation to waive or continue waiving such fees or reimbursing such expenses, but have informed the Fund that they expect to waive or continue waiving such fees and reimbursing such expenses during the current fiscal year as necessary to maintain the Portfolios' total operating expenses at the levels set forth in the table. The expenses noted above under "Other expenses" are estimated based on the level of such expenses for the Fund's most recent fiscal year.

EXAMPLE

     An investor in Service Shares would pay the following expenses on a $1,000 investment in Shares of each of the Portfolios, assuming (1) 5% annual return, and (2) redemption at the end of each time period:

                                                 ONE YEAR     THREE YEARS     FIVE YEARS     TEN YEARS
                                                 --------     -----------     ----------     ---------
Managed Income...............................      $  9           $28            $ 49          $ 108
Tax-Free Income..............................         8            26              46            103
Intermediate Government......................         7            23              41             91
Ohio Tax-Free Income.........................         8            26              46            103
Pennsylvania Tax-Free Income.................         8            26              46            103
Short-Term Bond..............................         7            23              41             91
Intermediate-Term Bond.......................         8            25              43             97
Government Income............................         9            28
International Fixed Income...................        11            34

     The foregoing Expense Table and Example are intended to assist investors in understanding the Portfolios' estimated operating expenses. Investors bear these expenses either directly or indirectly. The information in the table for the Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond and Intermediate-Term Bond Portfolios is based on the advisory and administration fees and other expenses payable after fee waivers for the fiscal year ended September 30, 1994, as restated to reflect fees relating to the Service Plan and fees for other shareholder support activities borne by Service Shares and revised fee waivers. The table estimates fees, expenses, waivers and assets for the other Portfolios for the current fiscal year. Total operating expenses would have been 1.05%, 1.53%, 1.07%, 1.53%, 1.16%, 1.11%, 1.10%, 1.10% and 1.30% for
Service Shares of the Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income,

Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Government Income and International Fixed Income Portfolios, respectively, without such fee waivers and with fees relating to the Service Plan and fees for other shareholder support activities. See Footnote 1 to the Expense Table, "Financial Highlights--Background," "Distribution of Shares," "Management--Shareholder Servicing," "How to Purchase Shares" and "Description of Shares" for a further description of shareholder transaction expenses and operating expenses.

THE EXAMPLE SHOWN ABOVE SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE INVESTMENT RETURN OR OPERATING EXPENSES. ACTUAL INVESTMENT RETURN AND OPERATING EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

CERTAIN RISK FACTORS TO CONSIDER

     An investment in any of the Portfolios is subject to certain investment considerations, as set forth in detail under "Investment Policies." As with other mutual funds, there can be no assurance that any Portfolio will achieve its investment objective. Some or all of the Portfolios may: purchase mortgage-related securities, foreign securities and illiquid securities; enter into repurchase and reverse repurchase agreements; lend portfolio securities to third parties; and enter into futures contracts and options. The Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios are classified as non-diversified under the Investment Company Act of 1940 (the "1940 Act"). These and the other investment practices set forth below and their associated risks deserve careful consideration by investors. See "Investment Policies."

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                   BACKGROUND

     The Fund currently offers four classes of shares in each Portfolio--Service, Series A Investor, Series B Investor and Institutional Shares. Service, Series A Investor, Series B Investor and Institutional Shares in a Portfolio represent equal pro rata interests in such Portfolio, except that they bear different expenses which reflect the difference in the range of services provided to them. Under the Fund's Service Plan, Service Shares bear the expense of fees at an annual rate not to exceed .15% of the average daily net asset value of each Portfolio's outstanding Service Shares. Service Shares also bear the expense of a service fee at an annual rate not to exceed .15% of the average daily net asset value of each Portfolio's outstanding Service Shares for other shareholder support activities provided by service organizations. See "Management--Shareholder Servicing" for a description of the Service Plan and shareholder support activities. Series A Investor Shares bear the expense of the Fund's Distribution and Service Plan at an annual rate not to exceed .55% of the average daily net asset value of each Portfolio's outstanding Series A Investor Shares. Series B Investor Shares bear the expense of the Fund's Series B Distribution Plan and Series B Service Plan at annual rates not to exceed .75% and .25%, respectively, of the average daily net asset value of each Portfolio's outstanding Series B Investor Shares. See "Description of Shares" for a description of the Distribution and Service Plan, the Series B Distribution Plan and the Series B Service Plan. Institutional Shares bear no shareholder servicing or distribution fees.

     During periods in which fees relating to the Service Plan and shareholder support activities and to the Distribution and Service Plan were not charged to a Portfolio's Service Shares or Series A Investor Shares, respectively, the financial data in the tables below pertaining to Service Shares or Series A Investor Shares of such Portfolio are identical to the financial data relating to Institutional Shares of the Portfolio for such periods or to what such financial data would have been had Institutional Shares in the Portfolio been outstanding for such periods (except, in each case, for the number of Service and Series A Investor Shares outstanding).

     The SEC requires that this Prospectus contain Financial Highlights for each class of each Portfolio described herein. Series A Investor Shares of the Ohio Tax-Free Income Portfolio did not bear any expenses relating to the Distribution and Service Plan during the year ended September 30, 1994 and during all prior periods. It is expected that Series A Investor Shares of the Ohio Tax-Free Income Portfolio will bear such expenses after the date of this Prospectus. No Series B Investor Shares of the Portfolios and no shares of the Government Income and International Fixed Income Portfolios were issued during the year ended September 30, 1994.

     The financial data included in the tables below has been derived from financial statements incorporated by reference in the Statement of Additional Information and has been audited by Coopers & Lybrand, L.L.P., the Fund's independent accountants. This financial data should be read in conjunction with such financial statements. Further information about the performance of the Portfolios is available in the annual report to shareholders. Both the Statement of Additional Information and the annual report to shareholders may be obtained from the Fund free of charge by calling the number on the front cover of this Prospectus.

                                THE PNC(R) FUND

                              FINANCIAL HIGHLIGHTS
                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                MANAGED INCOME PORTFOLIO
                                                            ----------------------------------------------------------------
                                                                                  INSTITUTIONAL CLASS
                                                            ----------------------------------------------------------------
                                                                                                                    FOR THE
                                                                                                                     PERIOD
                                                               YEAR          YEAR          YEAR          YEAR       11/1/89(1)
                                                              ENDED         ENDED         ENDED         ENDED       THROUGH
                                                             9/30/94       9/30/93       9/30/92       9/30/91      9/30/90
                                                            ----------    ----------    ----------    ----------    --------
Net asset value at beginning of period.....................  $  11.17      $  10.74      $  10.26      $   9.70     $ 10.00
                                                            ----------    ----------    ----------    ----------    --------
Income from investment operations
    Net investment income..................................      0.64          0.67          0.69          0.74        0.66
    Net gain (loss) on investments
      (both realized and unrealized).......................     (1.21)         0.56          0.48          0.63       (0.29)
                                                            ----------    ----------    ----------    ----------    -------
        Total from investment operations...................     (0.57)         1.23          1.17          1.37        0.37
                                                            ----------    ----------    ----------    ----------    -------
Less distributions
    Distributions from net investment income...............     (0.64)        (0.67)        (0.69)        (0.73)      (0.66)
    Distribution in excess of net investment income........     (0.02)           --            --         (0.08)      (0.01)
    Distributions from net realized capital gains..........     (0.14)        (0.13)           --            --          --
    Distributions in excess of net realized gains..........     (0.01)           --            --            --          --
                                                            ----------    ----------    ----------    ----------    -------
        Total distributions................................     (0.81)        (0.80)        (0.69)        (0.81)      (0.67)
                                                            ----------    ----------    ----------    ----------    -------
Net asset value at end of period...........................  $   9.79      $  11.17      $  10.74      $  10.26     $  9.70
                                                            ==========    ==========    ==========    ==========    =======
Total return...............................................     (5.27)%       12.13%        11.80%        14.74%       3.80%
Ratios/Supplemental data
    Net assets at end of period
      (in thousands).......................................  $395,060      $341,791      $314,075      $ 52,802     $38,328
    Ratios of expenses to average net assets
      After advisory/administration fee waivers............      0.55%         0.74%         0.80%         0.80%       0.80%(2)
      Before advisory/administration fee waivers...........      0.77%         0.78%         0.80%         0.84%       0.82%(2)
    Ratios of net investment income to average net assets
      After advisory/administration fee waivers............      6.11%         6.25%         6.28%         7.36%       7.31%(2)
      Before advisory/administration fee waivers...........      5.89%         6.21%         6.28%         7.32%       7.29%(2)
    Portfolio turnover rate................................        61%           72%           56%           38%         18%

-------------
(1) Commencement of operations.

(2) Annualized.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                   MANAGED INCOME PORTFOLIO
                                                                    -------------------------------------------------------
                                                                       SERVICE CLASS            SERIES A INVESTOR CLASS
                                                                    -------------------      ------------------------------
                                                                               FOR THE                              FOR THE
                                                                                PERIOD                              PERIOD
                                                                     YEAR      7/29/93(1)     YEAR        YEAR      2/05/92(1)
                                                                     ENDED     THROUGH        ENDED       ENDED     THROUGH
                                                                    9/30/94    9/30/93       9/30/94     9/30/93    9/30/92
                                                                    -------    --------      -------     -------    -------
Net asset value at beginning of period............................. $ 11.17    $ 10.96       $ 11.18     $10.74     $10.40
                                                                    -------    --------      -------     -------    -------
Income from investment operations
    Net investment income..........................................    0.59       0.11          0.57       0.66       0.46
    Net gain (loss) on investments (both realized and
      unrealized)..................................................   (1.18)       .21         (1.19)      0.57       0.34
                                                                    -------    --------      -------     -------    -------
        Total from investment operations...........................   (0.59)      0.32         (0.62)      1.23       0.80
                                                                    -------    --------      -------     -------    -------
Less distributions
    Distributions from net investment income.......................   (0.62)     (0.11)        (0.60)     (0.66)     (0.46)
    Distribution in excess of net investment income................   (0.02)        --         (0.02)        --         --
    Distributions from net realized capital gains..................   (0.14)        --         (0.14)     (0.13)        --
    Distributions in excess of net realized gains..................   (0.01)        --         (0.01)        --         --
                                                                    -------    --------      -------     -------    ------
        Total distributions........................................   (0.79)     (0.11)        (0.77)     (0.79)     (0.46)
                                                                    -------    --------      -------     -------    ------
Net asset value at end of period................................... $  9.79    $ 11.17       $  9.79     $11.18     $10.74
                                                                    =======    ========      =======     =======    ======
Total return.......................................................   (5.49)%     2.93%        (5.76)%3   12.13%3     7.86%(3)
Ratios/Supplemental data
    Net assets at end of period (in thousands)..................... $67,655    $15,322       $10,921     $7,252     $1,417
    Ratios of expenses to average net assets
      After advisory/administration fee waivers....................    0.80%      0.80%(2)      1.00%      0.84%      0.80%(2)
      Before advisory/administration fee waivers...................    1.02%      0.84%(2)      1.22%      0.88%      0.80%(2)
    Ratios of net investment income to average net assets
      After advisory/administration fee waivers....................    5.95%      5.83%(2)      5.66%      6.09%      6.28%(2)
      Before advisory/administration fee waivers...................    5.73%      5.79%(2)      5.44%      6.05%      6.28%(2)
    Portfolio turnover rate........................................      61%        72%           61%        72%        56%

-------------
(1) Commencement of operations.
(2) Annualized.
(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                      TAX-FREE INCOME PORTFOLIO
                                                                            ---------------------------------------------
                                                                            INSTITUTIONAL CLASS         SERVICE CLASS
                                                                            --------------------     --------------------
                                                                                        FOR THE                  FOR THE
                                                                                         PERIOD                   PERIOD
                                                                             YEAR       1/21/93(1)    YEAR       7/29/93(1)
                                                                             ENDED      THROUGH       ENDED      THROUGH
                                                                            9/30/94     9/30/93      9/30/94     9/30/93
                                                                            -------     --------     -------     --------
Net asset value at beginning of period..................................... $11.31       $10.61      $11.31       $10.97
                                                                            -------     --------     -------     --------
Income from investment operations
    Net investment income..................................................   0.53         0.42        0.51         0.09
    Net gain (loss) on investments (both realized and unrealized)..........  (0.93)        0.70       (0.93)        0.34
                                                                            -------     --------     -------     --------
        Total from investment operations...................................  (0.40)        1.12       (0.42)        0.43
                                                                            -------     --------     -------     --------
Less distributions
    Distributions from net investment income...............................  (0.53)       (0.42)      (0.51)       (0.09)
    Distributions from net realized capital gains..........................  (0.34)          --       (0.34)          --
                                                                            -------     --------     -------     --------
        Total distributions................................................  (0.87)       (0.42)      (0.85)       (0.09)
                                                                            -------     --------     -------     --------
Net asset value at end of period........................................... $10.04       $11.31      $10.04       $11.31
                                                                            =======     ========     =======     ========
Total return...............................................................  (3.77)%      10.72%      (4.02)%       3.92%
Ratios/Supplemental data
    Net assets at end of period (in thousands)............................. $  132       $  675      $2,109       $  634
    Ratios of expenses to average net assets
      After advisory/administration fee waivers............................   0.50%        0.50%(2)    0.75%        0.71%(2)
      Before advisory/administration
        fee waivers........................................................   1.73%        1.28%(2)    1.98%        1.49%(2)
    Ratios of net investment income to average net assets
      After advisory/administration fee waivers............................   4.97%        5.14%(2)    4.75%        4.99%(2)
      Before advisory/administration fee waivers...........................   3.74%        4.36%(2)    3.52%        4.21%(2)
    Portfolio turnover rate................................................     40%          71%         40%          71%

-------------
(1) Commencement of operations.

(2) Annualized.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                               TAX-FREE INCOME PORTFOLIO
                                                            ----------------------------------------------------------------
                                                                                SERIES A INVESTOR CLASS
                                                            ----------------------------------------------------------------
                                                                                                                    FOR THE
                                                                                                                     PERIOD
                                                               YEAR          YEAR          YEAR          YEAR       5/14/90(1)
                                                              ENDED         ENDED         ENDED         ENDED       THROUGH
                                                             9/30/94       9/30/93       9/30/92       9/30/91      9/30/90
                                                            ----------    ----------    ----------    ----------    --------
Net asset value at beginning of period.....................   $11.31        $10.60        $10.33        $ 9.91       $10.00
                                                            ----------    ----------    ----------    ----------    --------
Income from investment operations
    Net investment income..................................     0.48          0.55          0.58          0.64         0.25
    Net gain (loss) on investments (both realized and
      unrealized)..........................................    (0.93)         0.83          0.49          0.46        (0.11)
                                                            ----------    ----------    ----------    ----------    --------
        Total from investment operations...................    (0.45)         1.38          1.07          1.10         0.14
                                                            ----------    ----------    ----------    ----------    --------
Less distributions
    Distributions from net investment income...............    (0.48)        (0.55)        (0.59)        (0.66)       (0.23)
    Distributions from net realized capital gains..........    (0.34)        (0.12)        (0.21)        (0.02)          --
                                                            ----------    ----------    ----------    ----------    --------
        Total distributions................................    (0.82)        (0.67)        (0.80)        (0.68)       (0.23)
                                                            ----------    ----------    ----------    ----------    --------
Net asset value at end of period...........................   $10.04        $11.31        $10.60        $10.33       $ 9.91
                                                            ==========    ==========    ==========    ==========    ========
Total return...............................................    (4.19)%(3)    13.48%(3)     10.67%(3)     11.40%(3)     1.40%(3)
Ratios/Supplemental data
    Net assets at end of period (in thousands).............   $6,972        $7,831        $7,349        $3,510       $4,044
    Ratios of expenses to average net assets
      After advisory/administration fee waivers............     0.95%         0.57%         0.53%         1.00%        1.00%(2)
      Before advisory/administration fee waivers...........     2.18%         1.36%         1.67%         1.89%        1.70%(2)
    Ratios of net investment income to average net assets
      After advisory/administration fee waivers............     4.53%         5.06%         5.56%         6.23%        6.56%(2)
      Before advisory/administration fee waivers...........     3.30%         4.27%         4.42%         5.34%        5.86%(2)
    Portfolio turnover rate................................       40%           71%           38%           95%          18%

-------------
(1) Commencement of operations.
(2) Annualized.
(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                    INTERMEDIATE GOVERNMENT PORTFOLIO
                                                                                  --------------------------------------
                                                                                           INSTITUTIONAL CLASS
                                                                                  --------------------------------------
                                                                                                                FOR THE
                                                                                                                 PERIOD
                                                                                    YEAR           YEAR         4/20/92(1)
                                                                                   ENDED          ENDED         THROUGH
                                                                                  9/30/94        9/30/93        9/30/92
                                                                                  --------       --------       --------
Net asset value at beginning of period........................................... $  10.60       $  10.46       $ 10.00
                                                                                  --------       --------       --------
Income from investment operations
    Net investment income........................................................     0.55           0.54          0.24
    Net gain (loss) on investments (both realized and unrealized)................    (0.86)          0.16          0.46
                                                                                  --------       --------       --------
        Total from investment operations.........................................    (0.31)          0.70          0.70
                                                                                  --------       --------       --------
Less distributions
    Distributions from net investment income.....................................    (0.55)         (0.54)        (0.24)
    Distributions from net realized capital gains................................    (0.10)         (0.02)           --
                                                                                  --------       --------       --------
        Total distributions......................................................    (0.65)         (0.56)        (0.24)
                                                                                  --------       --------       --------
Net asset value at end of period................................................. $   9.64       $  10.60       $ 10.46
                                                                                  ========       ========       ========
Total return.....................................................................    (3.08)%         6.88%         7.14%
Ratios/Supplemental data
    Net assets at end of period (in thousands)................................... $128,974       $137,065       $105,620
    Ratios of expenses to average net assets
      After advisory/administration fee waivers..................................     0.40%          0.73%         0.80%(2)
      Before advisory/administration fee waivers.................................     0.80%          0.81%         0.80%(2)
    Ratios of net investment income to average net assets
      After advisory/administration fee waivers..................................     5.48%          5.23%         5.28%(2)
      Before advisory/administration fee waivers.................................     5.08%          5.15%         5.28%(2)
Portfolio turnover rate..........................................................        9%            80%           38%

-------------
(1) Commencement of operations.
(2) Annualized.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                INTERMEDIATE GOVERNMENT PORTFOLIO
                                                                  -------------------------------------------------------------
                                                                     SERVICE CLASS                 SERIES A INVESTOR CLASS
                                                                  -------------------       -----------------------------------
                                                                             FOR THE                                    FOR THE
                                                                              PERIOD                                     PERIOD
                                                                   YEAR      7/29/93(1)      YEAR         YEAR          5/11/92(1)
                                                                   ENDED     THROUGH         ENDED        ENDED         THROUGH
                                                                  9/30/94    9/30/93        9/30/94      9/30/93        9/30/92
                                                                  -------    --------       -------      -------        --------
Net asset value at beginning of period........................... $10.60     $ 10.45        $10.60       $10.46          $10.05
                                                                  -------    --------       -------      -------        --------
Income from investment operations
    Net investment income........................................   0.53        0.09          0.53         0.54            0.24
    Net gain (loss) on investments (both realized and
      unrealized)................................................  (0.86)       0.15         (0.87)        0.16            0.41
                                                                  -------    --------       -------      -------        --------
        Total from investment operations.........................  (0.33)       0.24         (0.34)        0.70            0.65
                                                                  -------    --------       -------      -------        --------
Less distributions
    Distributions from net investment income.....................  (0.53)      (0.09)        (0.52)       (0.54)          (0.24)
    Distributions from net realized capital gains................  (0.10)         --         (0.10)       (0.02)             --
                                                                  -------    --------       -------      -------        --------
        Total distributions......................................  (0.63)      (0.09)        (0.62)       (0.56)          (0.24)
                                                                  -------    --------       -------      -------        --------
Net asset value at end of period................................. $ 9.64     $ 10.60        $ 9.64       $10.60          $10.46
                                                                  =======    ========       =======      =======        ========
Total return.....................................................  (3.31)%      2.30%        (3.36)%(3)    6.84%(3)        6.64%(3)
Ratios/Supplemental data
    Net assets at end of period (in thousands)................... $60,812    $15,035        $8,508       $7,666          $1,484
    Ratios of expenses to average net assets
      After advisory/administration fee waivers..................   0.65%       0.67%(2)      0.65%        0.76%           0.80%(2)
      Before advisory/administration fee waivers.................   1.05%       0.75%(2)      1.05%        0.84%           0.80%(2)
    Ratios of net investment income to average net assets
      After advisory/administration fee waivers..................   5.30%       5.14%(2)      5.24%        5.19%           5.28%(2)
      Before advisory/administration fee waivers.................   4.90%       5.06%(2)      4.84%        5.11%           5.28%(2)
Portfolio turnover rate..........................................      9%         80%            9%          80%             38%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                        OHIO TAX-FREE INCOME PORTFOLIO
                                                     ---------------------------------------------------------------------
                                                                                                              SERIES A
                                                     INSTITUTIONAL CLASS         SERVICE CLASS             INVESTOR CLASS
                                                     -------------------      -------------------      -----------------------
                                                                FOR THE                  FOR THE                     FOR THE
                                                                 PERIOD                   PERIOD                      PERIOD
                                                      YEAR      12/1/92(1)     YEAR      7/29/93(1)     YEAR         12/1/92(1)
                                                      ENDED     THROUGH        ENDED     THROUGH        ENDED        THROUGH
                                                     9/30/94    9/30/93       9/30/94    9/30/93       9/30/94       9/30/93
                                                     -------    --------      -------    --------      -------       --------
Net asset value at beginning of period.............. $10.53      $10.00       $10.53      $10.24       $10.53         $10.00
                                                     -------    --------      -------    --------      -------       --------
Income from investment operations
    Net investment income...........................   0.53        0.36         0.49        0.09         0.53           0.36
    Net gain (loss) on investments (both realized
      and unrealized)...............................  (0.91)       0.53        (0.91)       0.29        (0.91)          0.53
                                                     -------    --------      -------    --------      -------       --------
        Total from investment operations............  (0.38)       0.89        (0.42)       0.38        (0.38)          0.89
                                                     -------    --------      -------    --------      -------       --------
Less distributions
    Distributions from net investment income........  (0.53)      (0.36)       (0.49)      (0.09)       (0.53)         (0.36)
    Distributions from net realized capital gains...  (0.02)         --        (0.02)         --        (0.02)            --
                                                     -------    --------      -------    --------      -------       --------
        Total distributions.........................  (0.55)      (0.36)       (0.51)      (0.09)       (0.55)         (0.36)
                                                     -------    --------      -------    --------      -------       --------
Net asset value at end of period.................... $ 9.60      $10.53       $ 9.60      $10.53       $ 9.60         $10.53
                                                     =======    ========      =======    ========      =======       ========
Total return........................................  (3.75)%      9.10%       (4.00)%      3.68%       (3.75)%(3)      9.10%(3)
Ratios/Supplemental data
    Net assets at end of period (in thousands)...... $  127      $1,676       $4,428      $  907       $3,825         $2,386
    Ratios of expenses to average net assets
      After advisory/administration
        fee waivers.................................   0.10%       0.08%(2)     0.35%       0.32%(2)     0.10%          0.07%(2)
      Before advisory/administration
        fee waivers.................................   1.49%       2.59%(2)     1.74%       2.83%(2)     1.49%          2.58%(2)
    Ratios of net investment income to average net
      assets
      After advisory/administration
        fee waivers.................................   5.16%       4.99%(2)     5.06%       4.71%(2)     5.18%          4.90%(2)
      Before advisory/administration
        fee waivers.................................   3.77%       2.48%(2)     3.67%       2.20%(2)     3.79%          2.39%(2)
Portfolio turnover rate.............................     61%         36%          61%         36%          61%            36%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                        PENNSYLVANIA TAX-FREE INCOME PORTFOLIO
                                                          -------------------------------------------------------------------
                                                            INSTITUTIONAL                                      SERIES A
                                                                CLASS               SERVICE CLASS           INVESTOR CLASS
                                                          ------------------      ------------------      -------------------
                                                                    FOR THE                 FOR THE                       FOR THE
                                                                     PERIOD                  PERIOD                        PERIOD
                                                           YEAR     12/1/92(1)     YEAR     7/29/931         YEAR         12/1/92(1)
                                                           ENDED    THROUGH        ENDED    THROUGH          ENDED        THROUGH
                                                          9/30/94   9/30/93       9/30/94   9/30/93         9/30/94       9/30/93
                                                          -------   --------      -------   --------        -------       --------
Net asset value at beginning of period................... $10.70     $10.00       $10.70     $10.43         $10.70        $ 10.00
                                                          -------   --------      -------   --------        -------       --------
Income from investment operations
    Net investment income................................   0.53       0.39         0.51       0.09           0.52           0.42
    Net gain (loss) on investments (both realized and
      unrealized)........................................  (0.85)      0.73        (0.85)      0.28          (0.85)          0.73
                                                          -------   --------      -------   --------        -------       --------
        Total from investment operations.................  (0.32)      1.12        (0.34)      0.37          (0.33)          1.15
                                                          -------   --------      -------   --------        -------       --------
Less distributions
    Distributions from net investment income.............  (0.53)     (0.39)       (0.51)     (0.09)         (0.52)         (0.42)
    Distributions from net realized
      capital gains......................................  (0.03)     (0.03)       (0.03)     (0.01)         (0.03)         (0.03)
                                                          -------   --------      -------   --------        -------       --------
        Total distributions..............................  (0.56)     (0.42)       (0.54)     (0.10)         (0.55)         (0.45)
                                                          -------   --------      -------   --------        -------       --------
Net asset value at end of period......................... $ 9.82     $10.70       $ 9.82     $10.70         $ 9.82        $ 10.70
                                                          =======   ========      =======   ========        =======       ========
Total return.............................................  (2.96)%    11.69%       (3.20)%     3.54%         (3.06)%(3)    11.69%(3)
Ratios/Supplemental data
    Net assets at end of period (in thousands)........... $  639     $  256       $11,518    $3,894         $46,563       $35,934
    Ratios of expenses to average net assets
      After advisory/administration
        fee waivers......................................   0.39%      0.09%(2)     0.55%      0.34%(2)       0.41%         0.07%(2)
      Before advisory/administration
        fee waivers......................................   0.99%      0.97%(2)     1.15%      1.22%(2)       1.01%         0.95%(2)
    Ratios of net investment income to average net assets
      After advisory/administration
        fee waivers......................................   5.27%      5.19%(2)     4.97%      4.90%(2)       5.06%         5.19%(2)
      Before advisory/administration
        fee waivers......................................   4.67%      4.31%(2)     4.37%      4.02%(2)       4.46%         4.31%(2)
Portfolio turnover rate..................................     30%        40%          30%        40%            30%            40%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                SHORT-TERM BOND PORTFOLIO
                                                           --------------------------------------------------------------------
                                                                                                                    SERIES A
                                                            INSTITUTIONAL CLASS           SERVICE CLASS          INVESTOR CLASS
                                                           ---------------------      ---------------------      --------------
                                                                        FOR THE                    FOR THE          FOR THE
                                                                         PERIOD                     PERIOD           PERIOD
                                                              YEAR      9/1/93(1)        YEAR      9/1/93(1)       11/17/93(1)
                                                             ENDED      THROUGH         ENDED      THROUGH          THROUGH
                                                            9/30/94     9/30/93        9/30/94     9/30/93          9/30/94
                                                           ----------   --------      ----------   --------      --------------
Net asset value at beginning of period....................  $  10.00     $10.00         $10.00      $10.00           $ 9.96
                                                           ----------   --------      ----------   --------          ------
Income from investment operations
    Net investment income.................................      0.42       0.02           0.39        0.02             0.34
    Net gain (loss) on investments (both realized and
      unrealized).........................................     (0.42)        --          (0.42)         --            (0.38)
                                                           ----------   --------      ----------   --------          ------
        Total from investment operations..................        --       0.02          (0.03)       0.02            (0.04)
                                                           ----------   --------      ----------   --------          ------
Less distributions
    Distributions from net investment income..............     (0.42)     (0.02)         (0.39)      (0.02)           (0.34)
    Distributions from net realized capital gains.........        --         --             --          --               --
                                                           ----------   --------      ----------   --------          ------
        Total distributions...............................     (0.42)     (0.02)         (0.39)      (0.02)           (0.34)
                                                           ----------   --------      ----------   --------          ------
Net asset value at end of period..........................  $   9.58     $10.00         $ 9.58      $10.00           $ 9.58
                                                           ==========   ========      ==========   ========      ============
Total return..............................................     (0.02)%     0.23%         (0.26)%      0.21%           (0.43)(3)
Ratios/Supplemental data
    Net assets at end of period (in thousands)............  $ 17,619     $3,748         $6,230      $2,811           $  277
    Ratios of expenses to average net assets
      After advisory/administration fee waivers...........      0.40%      0.40%(2)       0.65%       0.65%(2)         0.65%(2)
      Before advisory/administration fee waivers..........      0.95%      1.42%(2)       1.20%       1.67%            1.20%(2)
    Ratios of net investment income to average
      net assets
      After advisory/administration fee waivers...........      4.27%      2.92%(2)       4.07%       2.57%(2)         4.19%(2)
      Before advisory/administration fee waivers..........      3.72%      1.90%(2)       3.52%       1.55%(2)         3.64%(2)
Portfolio turnover rate...................................       113%         0%           113%          0%             113%

-------------
(1)  Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                           INTERMEDIATE-TERM BOND PORTFOLIO
                                                         --------------------------------------------------------------------
                                                                                                                  SERIES A
                                                          INSTITUTIONAL CLASS           SERVICE CLASS          INVESTOR CLASS
                                                         ---------------------      ---------------------      --------------
                                                                      FOR THE                    FOR THE          FOR THE
                                                                       PERIOD                     PERIOD           PERIOD
                                                            YEAR      9/17/93(1)       YEAR      9/23/93(1)       5/20/94(1)
                                                           ENDED      THROUGH         ENDED      THROUGH          THROUGH
                                                          9/30/94     9/30/93        9/30/94     9/30/93          9/30/94
                                                         ----------   --------      ----------   --------      --------------
Net asset value at beginning of period..................  $  10.01    $ 10.00        $  10.01     $ 9.99           $ 9.23
                                                         ----------   --------      ----------   --------          ------
Income from investment operations
    Net investment income...............................      0.54       0.02            0.54         --             0.20
    Net gain (loss) on investments (both realized and
      unrealized).......................................     (0.88)     (0.01)          (0.91)      0.02            (0.17)
                                                         ----------   --------      ----------   --------          ------
        Total from investment operations................     (0.34)      0.01           (0.37)      0.02             0.03
                                                         ----------   --------      ----------   --------          ------
Less distributions
    Distributions from net investment income............     (0.56)        --           (0.53)        --            (0.21)
    Distributions from net realized capital gains.......     (0.06)        --           (0.06)        --               --
                                                         ----------   --------      ----------   --------          ------
        Total distributions.............................     (0.62)        --           (0.59)        --            (0.21)
                                                         ----------   --------      ----------   --------          ------
Net asset value at end of period........................  $   9.05    $ 10.01        $   9.05     $10.01           $ 9.05
                                                         ==========   ========      ==========   ========      ============
Total return............................................     (3.52)%     0.10%          (3.80)%     0.20%            0.31%(3)
Ratios/Supplemental data
    Net assets at end of period (in thousands)..........  $ 71,896    $56,713        $ 35,764     $   91           $   87
    Ratios of expenses to average net assets
      After advisory/administration fee waivers.........      0.45%      0.45%(2)        0.70%      0.70%(2)         0.85%(2)
      Before advisory/administration fee waivers........      0.88%      0.84%(2)        1.13%      1.09%(2)         1.28%(2)
    Ratios of net investment income to average net
      assets
      After advisory/administration fee waivers.........      5.54%      4.72%(2)        5.33%      4.35%(2)         5.35%(2)
      Before advisory/administration fee waivers........      5.11%      4.33%(2)        4.90%      3.96%(2)         4.92%(2)
Portfolio turnover rate.................................        92%         4%             92%         4%              92%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

INVESTMENT POLICIES
--------------------------------------------------------------------------------

                            MANAGED INCOME PORTFOLIO

     The Portfolio will normally invest at least 80% of the value of its total assets in debt securities of all types, although up to 20% of the value of its total assets may be invested in preferred stocks. Debt securities may include, without limitation, bonds, debentures, notes, equipment lease and trust certificates, mortgage-related securities, Municipal Obligations (other than tax-exempt derivative securities), guaranteed investment contracts (GICs) and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. The sub-adviser uses a number of factors in selecting securities, including without limitation as applicable, debt to equity and capital ratios, pre-tax fixed charge coverage, return on equity, the issuance's size, current yield, general economic analysis, preservation of capital, potential for realizing capital appreciation, maturity and yield to maturity. Purchasable debt securities and preferred stock are rated at the time of purchase within the four highest ratings assigned by Moody's Investors Service, Inc. ("Moody's") (i.e., Aaa, Aa, A, Baa for bonds and preferred stock) or by Standard & Poor's Corporation ("S&P") (i.e., AAA, AA, A, BBB for bonds and preferred stock) or, if unrated, are determined by sub-adviser at the time of purchase to be of comparable quality. Securities rated "Baa" by Moody's or "BBB" by S&P, respectively, are generally considered to be investment grade although they have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher grade bonds. If a portfolio security is reduced below Baa by Moody's or BBB by S&P, the Portfolio's sub-adviser will dispose of the security in an orderly fashion as soon as practicable. See Appendix A to the Statement of Additional Information for a description of Moody's and S&P's rating symbols.

     The Portfolio may invest up to 10% of the value of its total assets in debt securities of foreign issuers. Investors should realize that investing in securities of foreign issuers involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Portfolio may hold from time to time various foreign currencies pending their investment in foreign securities or their conversion into U.S. dollars, the value of the Portfolio's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in exchange rates. Although the Portfolio intends to invest in securities of companies and governments of developed, stable nations, investors should realize that the value of the Portfolio's investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, limitation on the removal of funds or assets, or imposition of (or change in) exchange control regulations in those foreign nations. In addition, changes in government administrations or economic or monetary policies in the U.S. or abroad could result in appreciation or depreciation of portfolio securities and could favorably or adversely affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from that of the United States, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

     In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the United States. The Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities in U.S. companies. Expenses relating to foreign investments are higher than those relating to domestic securities. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers in foreign countries than in the United States.

     The two principal classifications of Municipal Obligations are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Revenue securities include private activity bonds which are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Municipal Obligations may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

     Purchasable Municipal Obligations include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities. Private activity bonds issued by or on behalf of public authorities to finance various privately operated facilities are considered Municipal Obligations. Dividends paid by the Portfolio that are derived from interest on such Municipal Obligations would be taxable to the Portfolio's shareholders for Federal income tax purposes.

     When investing in GICs, the Portfolio makes cash contributions to a deposit fund of an insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest which is based on an index (in most cases this index is expected to be the Salomon Brothers CD Index). GICs provide that this guaranteed interest will not be less than a certain minimum rate. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the general assets of the insurance company. The Portfolio will only purchase GICs from insurance companies which, at the time of purchase, are rated "A+" by A.M. Best Company, have assets of $1 billion or more and meet quality and credit standards established by the sub-adviser pursuant to guidelines approved by the Board of Trustees. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist.

     Also included within the general category of Municipal Obligations are participation certificates in a lease, an installment purchase contract, or a conditional sales contract ("lease obligations") entered into by a state or political subdivision to finance the acquisition or construction of equipment, land, or facilities. Although lease obligations do not constitute general obligations of the issuer for which the lessee's unlimited taxing power is pledged, certain lease obligations are backed by the lessee's covenant to appropriate money to make the lease obligation payments. However, under certain lease obligations, the lessee has no obligation to make these payments in future years unless money is appropriated on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing that is not yet as marketable as more conventional securities. Moreover, certain investments in lease obligations may be illiquid and subject to the investment limitations described below. The Portfolio does not currently intend to invest in such lease obligations. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

     Under normal market conditions, the Managed Income Portfolio's average-weighted maturity will generally be between 5 and 15 years.

                      ------------------------------------
                           TAX-FREE INCOME PORTFOLIO

     Purchasable Municipal Obligations are rated within the four highest categories assigned by Moody's (Aaa, Aa, A or Baa) or by S&P (AAA, AA, A or BBB) in the case of bonds, rated SP-2 or higher by S&P or MIG-2 or higher by Moody's in the case of notes, rated A-2 or higher by S&P or Prime-2 or higher by Moody's in the case of tax-exempt commercial paper or VMIG-2 or higher by Moody's in the case of variable rate demand notes or are unrated securities determined at the time of purchase to be of comparable quality by the sub-adviser. In the event that the rating of a Portfolio security is reduced below Baa by Moody's or BBB by S&P, the security will be disposed of in an orderly fashion as soon as practicable. See "Investment Policies--Managed Income Portfolio" for a description of Municipal Obligations and certain considerations relating to securities rated Baa or BBB by Moody's or S&P, respectively, "Investment Policies--Common Investment Policies" for a description of other investment policies and Appendix A to the Statement of Additional Information for a description of Moody's and S&P's ratings.

     Under normal market conditions, the Tax-Free Income Portfolio's average-weighted maturity will generally be between 10 and 25 years.

                      ------------------------------------
                       INTERMEDIATE GOVERNMENT PORTFOLIO

     Treasury obligations differ in their interest rates, maturities and times of issuance. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities such as Government National Mortgage Association pass-through certificates are supported by the United States' full faith and credit; others such as those of the Federal Home Loan Banks are supported by the right of the issuer to borrow from the Treasury; others such as those issued by the Federal National Mortgage Association and the Student Loan Marketing Association are supported by the U.S. Government's discretionary authority to purchase certain obligations of the agency or instrumentality; and others are supported only by the credit of the agency or instrumentality. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so because it is not so obligated by law. The Portfolio may invest in CMOs rated at the time of purchase within the four highest ratings assigned by Moody's (i.e., Aaa, Aa, A, Baa) or by S&P (i.e., AAA, AA, A, BBB) or, if unrated, are determined by sub-adviser at the time of purchase to be of comparable quality. CMOs are not government securities. During normal market conditions, at least 65% of the Portfolio's total assets will be invested in U.S. Government obligations or repurchase agreements relating to such obligations. See "Investment Policies--Managed Income Portfolio" for a description of certain considerations relating to securities rated Baa or BBB by Moody's or S&P, respectively, "Investment Policies--Common Investment Policies" for a description of other investment policies and Appendix A to the Statement of Additional Information for a description of Moody's and S&P's ratings.

     Under normal market conditions, the Intermediate Government Portfolio's average-weighted maturity will generally be between three and ten years.

                      ------------------------------------
                         OHIO TAX-FREE INCOME PORTFOLIO

     Purchasable Municipal Obligations are rated within the four highest ratings assigned by Moody's (i.e., Aaa, Aa, A, Baa) or by S&P (AAA, AA, A, BBB) in the case of bonds, rated SP-2 or higher by S&P or MIG-2 or higher by Moody's in the case of notes, rated A-2 or higher by S&P or Prime-2 or higher by Moody's in the case of tax-exempt commercial paper or VMIG-2 or higher by Moody's in the case of variable rate demand notes or are unrated securities determined at the time of purchase to be of comparable quality by the sub-adviser. If a portfolio security is reduced below Baa by Moody's or BBB by S&P, the Portfolio's sub-adviser will dispose of the security in an orderly fashion as soon as practicable. The Portfolio will not trade its securities for the purpose of seeking profits. For purposes of this policy, the Portfolio may vary its portfolio securities if (i) there has been an adverse change in a security's credit rating or in that of its issuer or in the adviser's or sub-adviser's credit analysis of the security or its issuer; (ii) there has been, in the opinion of the adviser and sub-adviser, a deterioration or anticipated deterioration in general economic or market conditions affecting issuers of Ohio Municipal Obligations, or a change or anticipated change in interest rates;
(iii) adverse changes or anticipated changes in market conditions or economic or other factors temporarily affecting the issuers of one or more portfolio securities make necessary or desirable the sale of such security or securities in anticipation of the Portfolio's repurchase of the same or comparable securities at a later date; or (iv) the adviser or sub-adviser engages in temporary defensive investment strategies. See "Investment Policies--Managed Income Portfolio" for a description of Municipal Obligations and certain considerations relating to securities rated Baa or BBB by Moody's or S&P, respectively, and Appendix A to the Statement of Additional Information for a description of Moody's and S&P's ratings.

     The concentration of investments in Ohio Municipal Obligations raises special investment considerations. While diversifying more into the service and other non-manufacturing areas, the economy of Ohio continues to rely in part on durable goods manufacturing largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity in Ohio, as in many other industrially developed states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture is an important segment of the Ohio economy with over half the State's area devoted to farming and approximately 15% of total employment in agribusiness. In prior years, the State's overall unemployment rate was commonly somewhat higher than the national figure. For example, the reported 1990 average monthly State rate was 5.7%, compared to the national figure of 5.5%. However, for 1991, 1992 and 1993 the State rates (6.4%, 7.2% and 6.5%) were below the national rates (6.7%, 7.4% and 6.8%). The unemployment rate and its effects vary among particular geographic areas of the State. There can be no assurance that future national, regional or state-wide economic difficulties and the resulting impact on State or local government finances will not adversely affect the market value of Ohio Municipal Obligations held in the Portfolio or the ability of the respective obligors to make timely payments of debt service on (or lease payments relating to) these obligations. See the Statement of Additional Information for further discussions of investment considerations associated with Ohio Municipal Obligations and see "Investment Policies--Common Investment Policies" for a description of other investment policies.

     Under normal market conditions, the Ohio Tax-Free Income Portfolio's average-weighted maturity will generally be between 10 and 25 years.

                      ------------------------------------
                     PENNSYLVANIA TAX-FREE INCOME PORTFOLIO

     Purchasable Municipal Obligations are rated within the four highest ratings assigned by Moody's (i.e., Aaa, Aa, A, Baa) or by S&P (AAA, AA, A, BBB) in the case of bonds, rated SP-2 or higher by S&P or MIG-2 or higher by Moody's in the case of notes, rated A-2 or higher by S&P or Prime-2 or higher by Moody's in the case of tax-exempt commercial paper or VMIG-2 or higher by Moody's in the case of variable rate demand notes or are unrated securities determined at the time of purchase to be of comparable quality by the sub-adviser. If a portfolio security is reduced below Baa by

Moody's or BBB by S&P, the Portfolio's sub-adviser will dispose of the security in an orderly fashion as soon as practicable. See "Investment Policies--Managed Income Portfolio" for a description of Municipal Obligations and certain considerations relating to securities rated Baa or BBB by Moody's or S&P, respectively, and Appendix A to the Statement of Additional Information for a description of Moody's and S&P's ratings.

     The concentration of investments in Pennsylvania Municipal Obligations raises special investment considerations. In particular, changes in the economic condition and governmental policies of the Commonwealth of Pennsylvania and its political subdivisions, agencies, instrumentalities and authorities could adversely affect the value of the Portfolio and its portfolio securities. Although the General Fund of the Commonwealth (the principal operating fund of the Commonwealth) experienced deficits in fiscal 1990 and 1991, tax increases and spending decreases helped return the General Fund balance to a surplus at June 30, 1992 of $87.5 million and at June 30, 1993 of $698.9 million. The deficit in the Commonwealth's unreserved/undesignated funds of prior years also was reversed to a surplus of $64.4 million as of June 30, 1993. Rising unemployment, a relatively high proportion of persons 65 and older in the Commonwealth and court ordered increases in healthcare reimbursement rates place increased pressures on the tax resources of the Commonwealth and its municipalities. See the Statement of Additional Information for further discussion of investment considerations associated with Pennsylvania Municipal Obligations and see "Investment Policies--Common Investment Policies" for a description of other investment policies.

     The Commonwealth has sold a substantial amount of bonds over the past several years, but the debt burden remains moderate. The recession has affected Pennsylvania's economic base, with income and job growth at levels below national averages. Employment growth has shifted to the trade and service sectors, with losses in more high-paid manufacturing positions. A new governor took office in January, but the Commonwealth is likely to continue to show fiscal restraint.

     Under normal market conditions, the Pennsylvania Tax-Free Income Portfolio's average-weighted maturity will generally be between 10 and 25 years.

                      ------------------------------------
                           SHORT-TERM BOND PORTFOLIO

     The Portfolio will invest up to 100% of the value of its total assets in debt securities rated at the time of purchase within the four highest ratings assigned by Moody's (Aaa, Aa, A, Baa) or by S&P (AAA, AA, A, BBB), or if unrated, are determined by the sub-adviser at the time of purchase to be of comparable quality. Debt securities may include, without limitation, bonds, debentures, notes, equipment lease and trust certificates, mortgage-related securities, structured rate notes and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. See "Investment Policies--Managed Income Portfolio" for a discussion of mortgage-backed securities. See "Investment Policies--Intermediate Government Portfolio" for examples of the types of U.S. Government Obligations that the Portfolio may purchase.

     The Portfolio may purchase bank obligations, such as certificates of deposit, bankers' acceptances and demand and time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. The Portfolio may invest substantially in obligations of foreign banks or foreign branches of U.S. banks where the adviser deems the instrument to present minimal credit risks. Such investments may include Eurodollar Certificates of Deposit ("EDCs") which are U.S. dollar-dominated certificates of deposit issued by foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs") which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs") which are essentially the same as ETDs except that they are issued by Canadian offices of major Canadian banks; and Yankee Certificates of Deposit ("Yankee CDs") which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States. The Portfolio may also make interest-bearing savings deposits in commercial and savings banks.

     Investments in obligations issued by foreign banks and foreign branches of U.S. banks may involve risks that are different from investments in obligations of domestic branches of U.S. banks. These risks may include future unfavorable political and economic developments, possible withholding taxes on interest income, seizure or nationalization of foreign deposits, currency controls, interest limitations, or other governmental restrictions which might affect the payment of principal or interest on the securities held by the Portfolio. Additionally, these institutions may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping requirements than those applicable to domestic branches of U.S. banks.

     The Portfolio may purchase rated and unrated variable and floating rate instruments. Such instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Issuers of unrated variable and floating rate instruments must satisfy the same criteria as set forth above for the Portfolio and will be determined to present minimal credit risks by the sub-adviser. The absence of an active secondary market with respect to particular variable and floating rate instruments, however, could make it difficult for the Portfolio to dispose of a variable or floating rate instrument if the issuer defaulted on its payment obligation or during periods when the Portfolio is not entitled to exercise its demand rights, and the Portfolio could, for these or other reasons, suffer a loss with respect to such instruments. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

     Under normal market conditions, the Short-Term Bond Portfolio's average-weighted maturity is expected to be five years or less.

                      ------------------------------------
                        INTERMEDIATE-TERM BOND PORTFOLIO

     The Intermediate-Term Bond Portfolio will invest up to 100% of its total assets in debt securities similar to those of the Short-Term Bond Portfolio. See "Investment Policies--Short-Term Bond Portfolio" for a discussion of the types of securities in which the Portfolio may invest. See "Investment Policies--Common Investment Policies" for a discussion of other investment policies.

     Under normal market conditions, the Intermediate-Term Bond Portfolio's average-weighted maturity is expected to be between five and ten years.

                      ------------------------------------
                          GOVERNMENT INCOME PORTFOLIO

     The Portfolio is designed primarily for investors seeking current income through a professionally-managed diversified portfolio of U.S. Government securities. During normal market periods, at least 65% of the Portfolio's assets will be invested in U.S. Government obligations (or repurchase agreements relating to such obligations). The composition and dollar-weighted average portfolio maturity of the Portfolio will vary from time to time based upon the sub-adviser's assessment of relative yields available on U.S. Government securities of different maturities, its expectations of future changes in interest rates and the determination of the sub-adviser of how best to further the Portfolio's investment objective. The Portfolio may invest in securities of all maturities--short-term, intermediate-term and long-term. Treasury obligations differ only in their interest rates, maturities and times of issuance. Obligations of certain agencies and instrumentalities of the U.S. Government such as the Government National Mortgage Association are supported by the United States' full faith and credit; others such as those of the Federal National Mortgage Association and the Student Loan Marketing Association are supported by the right of the issuer to borrow from the Treasury; others such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law.

     The Portfolio purchases primarily fixed rate securities, including but not limited to high coupon U.S. Government agency mortgage-backed securities, which provide a higher coupon at the time of purchase than the then prevailing market rate yield. The prices of high coupon securities do not tend to rise as rapidly as those of traditional fixed rate securities at times when interest rates are decreasing, and tend to decline more slowly at times when interest rates are increasing. The Portfolio may purchase such securities at a premium, which means that a faster principal prepayment rate than expected will reduce the market value of and income from such securities, while a slower prepayment rate will tend to increase the market value of and income from such securities. If the Portfolio buys mortgage-backed securities at a premium, mortgage foreclosures and prepayment of principal by mortgagors (which may be made at any time without penalty) may result in some loss of the Portfolio's principal investment to the extent of the premium paid.

                      ------------------------------------
                      INTERNATIONAL FIXED INCOME PORTFOLIO

     Under normal market conditions, the Portfolio will invest at least 65% of its total assets in high quality fixed income obligations of foreign issuers. The Portfolio's investments may include: (i) debt obligations issued or guaranteed by foreign sovereign governments or their agencies, authorities, instrumentalities or political subdivisions, including a foreign state, province or municipality; (ii) debt obligations of supranational organizations such as the World Bank, Asian Development Bank, European Investment Bank, and European Economic Community; (iii) debt obligations of foreign banks and bank holding companies; (iv) debt obligations of domestic banks and corporations issued in foreign currencies; (v) debt obligations denominated in the European Currency Unit (ECU); (vi) foreign corporate debt securities and commercial paper; and
(vii) private placements. Such securities may include loan participations and assignments, convertible securities and zero-coupon securities. The Portfolio may invest up to 5% of its net assets in securities rated below investment grade by nationally recognized statistical rating organizations ("NRSROs") or in comparable unrated securities. Such securities are commonly referred to as "junk bonds." The portion of the Portfolio's assets invested in various countries will vary from time to time depending on the sub-adviser's assessment of market opportunities. The Portfolio is not restricted to any maximum or minimum time to maturity in purchasing portfolio securities, and the average maturity of the Portfolio's assets will vary based upon the sub-adviser's assessment of economic and market conditions. The Portfolio has no minimum requirements for diversification of its portfolio securities by country other than being invested at all times in at least three countries other than the United States.

     In determining appropriate investments for the Portfolio, primary emphasis is placed upon the characteristics of the particular issues, although significant emphasis is placed on macroeconomic factors. Macroeconomic factors that ordinarily are considered by the sub-adviser in determining the appropriate distribution of investments among various countries and geographic regions include the prospects for relative economic growth among certain foreign countries, expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and the range of individual investment opportunities available to international investors. The Portfolio will generally invest in countries where the combination of fixed income market returns and currency exchange rate movements is attractive, or, if the currency trend is unfavorable, where the currency risk can be minimized through hedging. The Portfolio does not trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time held.

     The Portfolio may use forward foreign currency exchange contracts and enter into currency futures contracts (or options thereon) to hedge against movements in the value of foreign currencies relative to the U.S. dollar in connection with specific portfolio transactions or with respect to portfolio positions. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts do not eliminate fluctuations in the values of portfolio securities but rather allow the Portfolio to establish a rate of exchange for a future point in time.

     To maintain greater flexibility, the Portfolio may invest in instruments which have the characteristics of futures securities. Such instruments may take a variety of forms, such as debt securities with interest or principal payments determined by reference to the value of a currency or commodity at a future point in time. The risks of such investments could reflect the risks of investing in futures, currencies and securities, including volatility and illiquidity.

     The Portfolio may also invest in fixed income securities issued by U.S. corporations, obligations of the U.S. Government and its agencies and instrumentalities. The Portfolio may also invest in Brady Bonds, which are securities issued in various currencies (primarily the U.S. dollar) that have been created through the exchange of existing commercial bank loans to Latin American public and private entities for new bonds in connection with debt restructuring under a debt restructuring plan announced by former U.S. Secretary of the Treasury Nicholas F. Brady.

     During periods in which the sub-adviser believes changes in economic, financial or political conditions make it advisable, the Portfolio may, for temporary defensive purposes, reduce its holdings in certain foreign obligations and invest some or all of its assets in certain short-term and intermediate-term debt securities or hold cash without limitation. The short-term and intermediate-term debt securities in which the Portfolio may invest include: (a) obligations of the United States or foreign governments, their respective agencies or instrumentalities; (b) bank deposits and bank obligations (including certificates of deposit, time deposits and bankers' acceptances) of U.S. or foreign banks denominated in any currency; (c) floating rate securities and other instruments denominated in any currency issued by international development agencies; (d) finance company and corporate commercial paper and other short-term corporate debt obligations of U.S. and foreign corporations; and (e) repurchase agreements with financial institutions with respect to such securities. The Portfolio intends to invest only in short-term and medium-term securities that are rated in one of the two highest rating categories by an NRSRO or, if unrated, determined to be equivalent in credit quality by the sub-adviser. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

     SPECIAL RISK CONSIDERATIONS. Investors should realize that investing in securities of foreign issuers involves considerations not typically associated with investing in securities of companies organized and operated in the United States or securities issued by the U.S. Government. Because foreign securities generally are denominated and pay dividends or interest in foreign currencies pending their investment in foreign securities or their conversion into U.S. dollars, the value of the Portfolio's assets as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates.

     Although the Portfolio intends to invest in securities of companies and governments of developed, stable nations, investors should realize that the value of the Portfolio's investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, limitation on the removal of funds or assets, or imposition of (or change in) exchange control regulations in those foreign nations. In addition, changes in government administrations or economic or monetary policies in the U.S. or abroad could positively or negatively affect the performance of portfolio securities and the Portfolio's operations. Investments in sovereign debt involve certain risks, including the risk that foreign governments may default on their obligations and offer only limited recourse, attempt to renegotiate the debt at a lower rate, or freeze investments of U.S. entities. Furthermore, the economies of individual foreign nations may differ from that of the United States, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

     In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the United States. In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, it remains appreciably below that of the New York Stock Exchange. Accordingly, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities in U.S. companies. In buying and selling securities on foreign exchanges, the Portfolio normally pays fixed commissions that are generally higher than the negotiated commissions charged in the United States. Moreover, the Portfolio's expenses are higher than those incurred by investment companies having portfolios of domestic securities. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers in foreign countries than in the United States.

                      ------------------------------------
                           COMMON INVESTMENT POLICIES

     This section describes certain investment policies that are common to Portfolios. Each Portfolio's investment objective and policies (except for the 80% concentration in Municipal Obligations specified in the first sentence of the first paragraph of "Investment Policies--Common Investment Policies--Tax-Free Income, Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios") may be changed by the Board of Trustees without shareholder approval. Depending upon prevailing market conditions, a Portfolio may purchase debt securities at a discount from face value, which produces a yield greater than the coupon rate. Conversely, if debt securities are purchased at a premium over face value, the yield will be lower than the coupon rate. An increase in interest rates will generally reduce the value of the investments in a Portfolio and a decline in interest rates will generally increase the value of those investments.

     MORTGAGE-RELATED SECURITIES. The Managed Income, Intermediate Government, Short-Term Bond, Intermediate-Term Bond, Government Income and International Fixed Income Portfolios may invest in mortgage-related securities. Purchasable mortgage-related securities are represented by pools of mortgage loans assembled for sale to investors by various governmental agencies such as the Government National Mortgage Association and government-related organizations such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), as well as by private issuers such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies. Although certain mortgage-related securities are guaranteed by a third party or are otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured. If a Portfolio purchases a mortgage-related security at a premium, that portion may be lost if there is a decline in the market value of the security whether resulting from increases in interest rates or prepayment of the underlying mortgage collateral. As with other interest-bearing securities, the prices of such securities are inversely affected by changes in interest rates. However, though the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true because in periods of declining interest rates mortgages underlying securities are prone to prepayment. For this and other reasons, a mortgage-related security's stated maturity may be shortened by unscheduled prepayments on underlying mortgages and, therefore, it is not possible to predict accurately the security's return to a Portfolio. Mortgage-related securities provide regular payments consisting of interest and principal. No assurance can be given as to the return a Portfolio will receive when these amounts are reinvested.

     Mortgage-related securities acquired by the Portfolios may include collateralized mortgage obligations ("CMOs") issued by FNMA, FHLMC or other U.S. Government agencies or instrumentalities, as well as by private issuers. CMOs provide an investor with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-related securities. Issuers of CMOs frequently elect to be taxed as pass-through entities known as real estate mortgage investment conduits ("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in many ways. Generally, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. Sometimes, however, CMO classes are "parallel pay," i.e., payments of principal are made to two or more classes concurrently. CMOs may exhibit more or less price volatility and interest rate risk than other types of mortgage-related obligations.

     ASSET-BACKED SECURITIES. The Managed Income, Short-Term Bond, Intermediate-Term Bond and International Fixed Income Portfolios may purchase asset-backed securities, which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another. Assets generating such payments will consist of such instruments as motor vehicle installment purchase obligations, credit card receivables and home equity loans. The Portfolios may also invest in other types of asset-backed securities that may be available in the future. Payment of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with entities issuing the securities. The estimated life of an asset-backed security varies with the prepayment experience with respect to the underlying debt instruments. The rate of such prepayments, and hence the life of the asset-backed security, will be primarily a function of current market rates, although other economic and demographic factors will be involved. In certain circumstances, asset-backed securities may be considered illiquid securities subject to the percentage limitations described below.

     Asset-backed securities may involve certain risks that are not presented by mortgage-backed securities arising primarily from the nature of the underlying assets (i.e., credit card and automobile loan receivables as opposed to real estate mortgages). For example, credit card receivables are generally unsecured and may require the repossession of personal property upon the default of the debtor which may be difficult or impracticable in some cases.

     OPTIONS AND FUTURES CONTRACTS. Each Portfolio may write covered call options, buy put options, buy call options and write put options, without limitation except as noted in this paragraph. Such options may relate to particular securities or to various indexes and may or may not be listed on a national securities exchange and issued by the Options Clearing Corporation. Each Portfolio may also invest in futures contracts and options on futures contracts (index futures contracts or interest rate futures contracts, as applicable) for hedging purposes or for other purposes so long as aggregate initial margins and premiums required for non-hedging positions do not exceed 5% of its net assets, after taking into account any unrealized profits and losses on any such contracts it has entered into. However, no Portfolio may write put options or purchase or sell futures contracts or options on futures contracts to hedge more than its total assets unless immediately after any such transaction the aggregate amount of premiums paid for put options and the amount of margin deposits on its existing futures positions do not exceed 5% of its total assets.

     Options trading is a highly specialized activity which entails greater than ordinary investment risks. A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A put option for a particular security gives the purchaser the right to sell the underlying security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. In contrast to an option on a particular security, an option on an index provides the holder with the right to make or receive a cash settlement upon exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple.

     A Portfolio will engage in unlisted over-the-counter options only with broker/dealers deemed creditworthy by the adviser or sub-adviser. Closing transactions in certain options are usually effected directly with the same broker/dealer that effected the original option transaction. A Portfolio bears the risk that the broker/dealer will fail to meet its obligations. There is no assurance that a Portfolio will be able to close an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation, which performs the obligations of its members who fail to do so in connection with the purchase or sale of options.

     To enter into a futures contract, a Portfolio must make a deposit of initial margin with its custodian in a segregated account in the name of its futures broker. Subsequent payments to or from the broker, called variation margin, will be made on a daily basis as the price of the underlying security or index fluctuates, making the long and short positions in the futures contracts more or less valuable.

     When investing in futures contracts, the Portfolios must satisfy certain asset segregation requirements to ensure that the use of futures is unleveraged. When a Portfolio takes a long position in a futures contract, it must maintain a segregated account containing cash and/or certain liquid assets equal to the purchase price of the contract, less any margin or deposit. When a Portfolio takes a short position in a futures contract, the Portfolio must maintain a segregated account containing cash and/or certain liquid assets in an amount equal to the market value of the securities underlying such contract (less any margin or deposit), which amount must be at least equal to the market price at which the short position was established. Asset segregation requirements are not applicable when a Portfolio "covers" a futures position generally by entering into an offsetting position.

     The risks related to the use of options and futures contracts include: (i) the correlation between movements in the market price of the portfolio investments (held or intended for purchase) being hedged and in the price of the futures contract or option may be imperfect; (ii) possible lack of a liquid secondary market for closing out options or futures positions; (iii) the need for additional portfolio management skills and techniques; and (iv) losses due to unanticipated market movements. Successful use of options and futures by a Portfolio is subject to the adviser's or sub-adviser's ability to correctly predict movements in the direction of the market. For example, if a Portfolio uses futures contracts as a hedge against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Portfolio will lose part or all of the benefit of the increased value of its securities which it has hedged because it will have approximately equal offsetting losses in its futures positions. The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss or gain to the investor. Thus, a purchase or sale of a futures contract may result in losses or gains in excess of the amount invested in the contract. For a further discussion see "Investment Policies" in the Statement of Additional Information.

     REPURCHASE AGREEMENTS. Each Portfolio may agree to purchase debt securities from financial institutions subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). Repurchase agreements are in substance loans. Default by or bankruptcy of the seller would, however, expose a Portfolio to possible loss because of adverse market action or delays in connection with the disposition of the underlying obligations.

     CASH EQUIVALENTS. Each Portfolio may invest in taxable and tax-free short-term, interest-bearing instruments or deposits of United States and foreign issuers to maintain liquidity, pending investment and for temporary defensive purposes. Such investments may include, but are not limited to, commercial paper, certificates of deposit, variable or floating rate notes, bankers' acceptances, time deposits (the Managed Income Portfolio will not invest more than 5% of its total assets in time deposits with maturities in excess of seven days which are subject to penalties upon early withdrawal), government securities and money market deposit accounts.

     WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS. Each Portfolio may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by a Portfolio to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), and permit a Portfolio to lock-in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. When-issued and forward commitment transactions involve the risk, however, that the price or yield obtained in a transaction may be less favorable than the price or yield available in the market when the securities delivery takes place. Each Portfolio's when-issued purchases and forward commitments are not expected to exceed 25% of the value of its total assets absent unusual market conditions. The Portfolios do not intend to engage in when-issued purchases and forward commitments for speculative purposes but only in furtherance of their investment objectives.

     REVERSE REPURCHASE AGREEMENTS. Each Portfolio may enter into reverse repurchase agreements with respect to portfolio securities for temporary purposes (such as to obtain cash to meet redemption requests when the liquidation of portfolio securities is deemed disadvantageous or inconvenient by the adviser or sub-adviser). A reverse repurchase agreement involves a sale by a Portfolio of securities that it holds concurrently with an agreement by the Portfolio to repurchase the same securities at an agreed-upon price and date. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Portfolio may decline below the price of the securities the Portfolio is obligated to repurchase. Reverse repurchase agreements are considered to be borrowings by a Portfolio under the Investment Company Act of 1940 (the "1940 Act").

     The Short-Term Bond, Intermediate-Term Bond, Intermediate Government and Government Income Portfolios may enter into reverse repurchase agreement transactions with member banks on the Federal Reserve Bank of New York's list of reporting dealers. The Portfolios typically will invest the proceeds of a reverse repurchase agreement in money market instruments or repurchase agreements maturing not later than the expiration of the reverse repurchase agreement. This use of the proceeds is known as leverage. The Portfolios will enter into a reverse repurchase agreement for leverage purposes only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction.

     A Portfolio will establish a segregated account with its custodian in which it will maintain cash, U.S. government securities or other liquid high grade debt obligations equal in value to its obligations with respect to reverse repurchase agreements.

     INVESTMENT COMPANIES. Each Portfolio may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act. Each Portfolio currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (i) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio or by the Fund as a whole. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

     TAX-EXEMPT DERIVATIVES AND OTHER MUNICIPAL OBLIGATIONS. The Tax-Free Income, Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios (collectively, "Tax-Free Portfolios") may invest in tax-exempt derivative securities relating to Municipal Obligations, including tender option bonds, participations, beneficial interests in trusts and partnership interests.

     Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from Federal income tax are rendered by bond counsel to the respective issuers at the time of issuance, and opinions relating to the validity of and the tax-exempt status of payments received by the Portfolios from tax-exempt derivative securities are rendered by counsel to the respective sponsors of such securities. The Fund and its investment adviser will rely on such opinions and will not review independently the underlying proceedings relating to the issuance of Municipal Obligations, the creation of any tax-exempt derivative securities, or the bases for such opinions.

     SECURITIES LENDING. To increase income on its investments, each Portfolio may lend its portfolio securities with an aggregate value of up to 30% of its total assets to broker/dealers and other institutional investors pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government or its agencies or instrumentalities or an irrevocable letter of credit issued by a bank which is deemed creditworthy by the adviser or sub-adviser. Default by or bankruptcy of a borrower would expose a Portfolio to possible loss because of adverse market action, expenses and/or delays in connection with the disposition of the underlying securities.

     ILLIQUID SECURITIES. No Portfolio will knowingly invest more than 15% of the value of its net assets in securities that are illiquid. GICs, variable and floating rate instruments that cannot be disposed of within seven days, and repurchase agreements and time deposits that do not provide for payment within seven days after notice, without taking a reduced price, are subject to this 15% limit. Each Portfolio may purchase securities which are not registered under the Securities Act of 1933 (the "1933 Act") but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered illiquid so long as it is determined by the adviser or sub-adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in a Portfolio during any period that qualified institutional buyers become uninterested in purchasing these restricted securities.

     TAX-FREE INCOME, OHIO TAX-FREE INCOME AND PENNSYLVANIA TAX-FREE INCOME PORTFOLIOS. During normal market conditions: up to 20% of each of the Tax-Free Portfolios' net assets may be invested in securities which are not Municipal Obligations; at least 80% of each Tax-Free Portfolio's net assets will be invested in Municipal Obligations the interest on which is exempt from regular Federal income tax and is not an item of tax preference for purposes of the Federal alternative minimum tax; and at least 65% of the total net assets of each of Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios will be invested in Ohio and Pennsylvania Municipal Obligations, respectively. Each Tax-Free Portfolio may invest up to 20% of its net assets in Municipal Obligations the interest on which is exempt from regular Federal income tax but is an item of tax preference for purposes of the Federal alternative minimum tax. During temporary defensive periods, each Tax-Free Portfolio may invest without limitation in obligations which are not Municipal Obligations and may hold without limitation uninvested cash reserves. Such securities may include, without limitation, bonds, notes, variable rate demand notes and commercial paper, provided such securities are rated within the relevant categories applicable to Municipal Obligations set forth above, or if unrated, are of comparable quality as determined by the adviser or sub-adviser, and may also include, without limitation, other debt obligations, such as bank obligations. Each Tax-Free Portfolio may acquire "stand-by commitments" with respect to Municipal Obligations held by it. Under a stand-by commitment, a dealer agrees to purchase at the Portfolio's option specified Municipal Obligations at a specified price. The acquisition of a stand-by commitment may increase the cost, and thereby reduce the yield, of the Municipal Obligation to which such commitment relates. Each Tax-Free Portfolio will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes.

     Although each Tax-Free Portfolio may invest 25% or more of its net assets in Municipal Obligations the interest on which is paid solely from revenues of similar projects, and may invest up to 20% of its total assets in private activity bonds when added together with any taxable investments held by the particular Portfolio, they do not presently intend to do so unless in the opinion of the adviser or sub-adviser the investment is warranted. To the extent a Portfolio's assets are invested in Municipal Obligations payable from the revenues of similar projects or are invested in private activity bonds, the Portfolio will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than it would be if its assets were not so invested. The amount of information regarding the financial condition of issuers of Municipal Obligations may not be as extensive as that which is made available by public corporations and the secondary market for Municipal Obligations may be less liquid than that for taxable fixed-income securities. Accordingly, the ability of a Tax-Free Portfolio to buy and sell tax-exempt securities may, at any particular time and with respect to any particular securities, be limited.

     The Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios are classified as non-diversified under the 1940 Act. Investment returns on a non-diversified portfolio typically are dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio. Additionally, a non-diversified portfolio may be more susceptible to economic, political and regulatory developments than a diversified portfolio with similar objectives.

     INTEREST RATE RISK. The value of fixed income securities in the Portfolios can be expected to vary inversely with changes in prevailing interest rates. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than securities with shorter maturities.

     BORROWING. The Short-Term Bond, Intermediate-Term Bond, Intermediate Government and Government Income Portfolios are authorized to borrow funds and utilize leverage (including through reverse repurchase agreements and dollar rolls) in amounts not exceeding 33 1/3% of their respective total assets (including the amount borrowed) and under current market conditions intend to borrow or obtain equivalent leverage up to such amount. The use of leverage by the Portfolios creates an opportunity for increased net income, but, at the same time, creates special risks. In particular, if a Portfolio borrows on a short-term basis and invests the proceeds in long-term securities, an increase in interest rates may (i) reduce or eliminate the interest rate differential usually available between short-term and long-term rates and (ii) reduce the value of the Portfolio's long-term securities, thereby exposing the Portfolio to lower yields and risk of loss on disposition of its long-term securities. A Portfolio will only borrow or use leverage when the adviser believes that such activities will benefit the Portfolio. A Portfolio may also borrow up to an additional 5% of its total assets for temporary purposes without regard to the foregoing limitation.

     As noted above, the Portfolios expect to engage in investment management techniques such as reverse repurchase agreements and dollar rolls which provide leverage in much the same manner as borrowings but which are not considered to be borrowings or senior securities by the SEC subject to the limitations described above if investments therein are appropriately collateralized by high grade liquid assets.

     DOLLAR ROLL TRANSACTIONS. To take advantage of attractive financing opportunities in the mortgage market and to enhance current income, the Short-Term Bond, Intermediate-Term Bond, Intermediate Government and Government Income Portfolios may enter into dollar roll transactions. A dollar roll transaction, which is considered a borrowing by a Portfolio, involves a sale by the Portfolio of a mortgage-backed or other security to a financial institution, such as a bank or broker/dealer, concurrently with an agreement by the Portfolio to repurchase a similar security from the institution at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing such securities may have different prepayment histories than those sold, which may affect the duration of such securities. During the period between the sale and repurchase, a Portfolio will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional instruments for the Portfolio, and the income from these investments will generate income for the Portfolio. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of a Portfolio compared with what such performance would have been without the use of dollar rolls. At the time that a Portfolio enters into a dollar roll transaction, it will place in a segregated account maintained with its custodian cash, U.S. government securities or other liquid high grade debt obligations having a value equal to the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that its value is maintained.

     Dollar roll transactions involve the risk that the market value of the securities a Portfolio is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom a Portfolio sells securities becomes insolvent, the Portfolio's right to purchase or repurchase securities may be restricted and the instruments which the Portfolio is required to repurchase may be worth less than an instrument which the Portfolio originally held when the Portfolio is able to complete the purchase. Successful use of mortgage dollar rolls may depend upon the investment adviser's ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

     PORTFOLIO TURNOVER RATES. Although it may vary from year to year, it is currently estimated that under normal market conditions the annual portfolio turnover rate for a Portfolio will not exceed 100%. A Portfolio's annual portfolio turnover rate will not, however, be a factor preventing a sale or purchase when the adviser or sub-adviser believes investment considerations warrant such sale or purchase. Portfolio turnover may vary greatly from year to year as well as within a particular year. High portfolio turnover rates will generally result in higher transaction costs to a Portfolio.

INVESTMENT LIMITATIONS
--------------------------------------------------------------------------------

     Each Portfolio is subject to the following fundamental investment limitations, which may not be changed with respect to a Portfolio except upon the affirmative vote of the holders of a majority of the Portfolio's outstanding shares. Each of the Managed Income, Tax-Free Income, Intermediate Government, Short-Term Bond, Intermediate-Term Bond, Government Income and International Fixed Income Portfolios may not:

          1. Purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or certificates of deposit for any such securities) if more than 5% of the value of the Portfolio's total assets would (taken at current value) be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Portfolio or the Fund, except that up to 25% of the value of the Portfolio's total assets may (taken at current value) be invested without regard to these limitations. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

No Portfolio may:

          2. Purchase any securities which would cause 25% or more of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to (i) instruments issued (as defined in Investment Limitation No.1 above) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and
     (ii) repurchase agreements secured by the instruments described in clause
     (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

          3. Borrow money or issue senior securities, except that each Portfolio may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts up to one-third of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and then in amounts not in excess of one-third of the value of the Portfolio's total assets at the time of such borrowing. No Portfolio will purchase securities while its aggregate borrowings (including reverse repurchase agreements and borrowings from banks) in excess of 5% of its total assets are outstanding. Securities held in escrow or separate accounts in connection with a Portfolio's investment practices are not deemed to be pledged for purposes of this limitation.

     If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Portfolio's portfolio securities will not constitute a violation of such limitation, except that any borrowing by a Portfolio that exceeds the fundamental investment restrictions stated above must be reduced to meet such restrictions within the period required by the 1940 Act (currently three days).

     In order to permit the sale of the Fund's shares in certain states, the Fund may make commitments more restrictive than the investment policies and limitations described in this Prospectus. Should the Fund determine that any such commitment is no longer in the best interests of the Fund, it will revoke the commitment by terminating sales of its shares in the state involved.

                                *      *      *

     For information on additional investment limitations relating to the Portfolios, see the Fund's Statement of Additional Information.

MANAGEMENT
--------------------------------------------------------------------------------

BOARD OF TRUSTEES

     The business and affairs of the Fund are managed under the direction of the Fund's Board of Trustees. The Statement of Additional Information contains the name of each trustee and certain background information.

ADVISER AND SUB-ADVISERS

     PIMC was organized in 1977 by PNC Bank to perform advisory services for investment companies. The principal business address of: PIMC is 400 Bellevue Parkway, Wilmington, Delaware 19809; PNC Bank is Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107; PNC Bank Ohio is 201 East Fifth Street, Cincinnati, Ohio 45202; and PCM is 1700 Market Street, 27th Floor, Philadelphia, Pennsylvania 19103.

     As adviser, PIMC is responsible for the overall investment management of the Portfolios. The sub-advisers are responsible for the day-to-day management of the particular Portfolios, and generally make all purchase and sale decisions regarding the investments made by such Portfolios. The sub-advisers also provide research and credit analysis as well as certain other services.

     The Tax-Free Income Portfolio's manager, W. Don Simmons, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Simmons has been with PIMC since 1984 and the Portfolio's manager since its inception.

     The Pennsylvania Tax-Free Income Portfolio's manager, Douglas J. Gaylor, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Gaylor has been with PNC Bank since 1993 and the Portfolio's manager since September 1993. Prior to joining PNC Bank, Mr. Gaylor was with Wilmington Trust Company for 10 years.

     The Ohio Tax-Free Income Portfolio's manager, Kimberly A. Burford, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Ms. Burford has been with PNC Bank since 1979 and the Portfolio's manager since its inception.

     The Short-Term Bond, Intermediate-Term Bond, Intermediate Government and Managed Income Portfolios' manager, Beth A. Coyne, is the person primarily responsible for the day-to-day management of the Portfolios' investments. Ms. Coyne has been the Short-Term Bond and Intermediate-Term Bond Portfolios' manager since their inception and began managing the Intermediate Government and Managed Income Portfolios in 1994. Ms. Coyne has been with PNC Bank since 1990. Prior to 1990, Ms. Coyne sold fixed income securities for Kidder Peabody & Co., Inc.

     The Government Income and International Fixed Income Portfolios' manager, Charles F. Wills, is the person primarily responsible for the day-to-day management of the Portfolios' investments. Mr. Wills has been the Government Income and International Fixed Income Portfolios' manager since their inception. Mr. Wills has been with PNC Bank since 1983.

     For the services provided and expenses assumed by it, PIMC is entitled to receive fees, computed daily and payable monthly, at the following annual rates from the specified Portfolios: each of the Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond and Government Income Portfolios, .50% of the first $1 billion of their respective average daily net assets, .45% of the next $1 billion of their respective average daily net assets, .425% of the next $1 billion of their respective average daily net assets and .40% of their respective average daily net assets in excess of $3 billion; and International Fixed Income Portfolio, .55% of its first $1 billion of average daily net assets, .50% of its next $1 billion of average daily net assets, .475% of its next $1 billion of average daily net assets and .45% of its average daily net assets in excess of $3 billion. The Fund paid PIMC advisory fees at annual rates of .35%, .20%, .09%, .11% and .19% of the average daily net assets of the Managed Income, Intermediate Government, Pennsylvania Tax-Free Income, Short-Term Bond and Intermediate-Term Bond Portfolios, respectively, for the year ended September 30, 1994, and PIMC waived advisory fees at annual rates of
 .15%, .30%, .41%, .39% and .31% of the average daily net assets of such respective Portfolios for that year. PIMC waived all advisory fees with respect to the Tax-Free Income and Ohio Tax-Free Income Portfolios for the year ended September 30, 1994. During that year, PIMC reimbursed expenses at the annual rates of

 .38%, .50% and .02% of the average daily net assets of the Tax-Free Income, Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios, respectively. From time to time PIMC may waive all or any portion of its advisory fees for and may reimburse expenses of the Portfolios. See "Introduction--Expense Table."

     For its sub-advisory services, the sub-adviser for each specified Portfolio is entitled to receive from PIMC a fee, computed daily and payable monthly, at the following annual rates: each of the Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond and Government Income Portfolios, .35% of its first $1 billion of average daily net assets, .30% of its next $1 billion of average daily net assets, .275% of its next $1 billion of average daily net assets, and .25% of its average daily net assets in excess of $3 billion, and International Fixed Income Portfolio, .40% of its first $1 billion of average daily net assets, .35% of its next $1 billion of average daily net assets, .325% of its next $1 billion of average daily net assets and .30% of its average daily net assets in excess of $3 billion. Such sub-advisory fees have no effect on the advisory fees payable by each Portfolio to PIMC. PIMC paid PNC Bank sub-advisory fees at annual rates of .30%, .15%, .06%, .11% and .14% of the average daily net assets of the Managed Income, Intermediate Government, Pennsylvania Tax-Free Income, Short-Term Bond and Intermediate-Term Bond Portfolios, respectively, for the year ended September 30, 1994, and PNC Bank waived sub-advisory fees at the annual rates of .05%, .20%, .29%, .24% and .21% of the average daily net assets of such respective Portfolios for that year. PNC Bank and PNC Bank Ohio waived all sub-advisory fees with respect to the Tax-Free Income and Ohio Tax-Free Income Portfolios, respectively, for the year ended September 30, 1994. Each sub-adviser may from time to time waive all or any portion of its sub-advisory fee for any Portfolio.

                      ------------------------------------
                                 ADMINISTRATORS

     PFPC, whose principal business address is 400 Bellevue Parkway, Wilmington, Delaware 19809 and PDI, whose principal business address is 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087, serve as the Fund's co-administrators. PFPC is an indirect wholly-owned subsidiary of PNC Bank Corp. A majority of the outstanding stock of PDI is owned by its officers and the remaining outstanding stock is owned by Pennsylvania Merchant Group Ltd.

     The Administrators generally assist the Fund in all aspects of its administration and operation, including matters relating to the maintenance of financial records and fund accounting. As compensation for their services, the Administrators are entitled to receive a combined fee, computed daily and payable monthly, at an annual rate of .20% of the first $500 million of each Portfolio's average daily net assets, .18% of the next $500 million of each Portfolio's average daily net assets, .16% of the next $1 billion of each Portfolio's average daily net assets and .15% of each Portfolio's average daily net assets in excess of $2 billion. The Fund paid the Administrators combined administration fees at annual rates of .13%, .10%, .04%, .04% and .08% of the average daily net assets of the Managed Income, Intermediate Government, Pennsylvania Tax-Free Income, Short-Term Bond and Intermediate-Term Bond Portfolios, respectively, for the year ended September 30, 1994, and the Administrators waived combined administration fees at annual rates of .07%,
 .10%, .16%, .16% and .12% of the average daily net assets of such respective Portfolios for that year. The Administrators waived all combined administration fees with respect to the Tax-Free Income and Ohio Tax-Free Income Portfolios for the year ended September 30, 1994. During that year, the Administrators reimbursed expenses at the annual rates of .15%, .20% and .01% of the average daily net assets of the Tax-Free Income, Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios, respectively. From time to time the Administrators may waive all or any portion of the administration fees for the Portfolios.

TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND CUSTODIAN

     PNC Bank serves as the Fund's custodian and PFPC serves as the Fund's transfer agent and dividend disbursing agent.

                      ------------------------------------
                             SHAREHOLDER SERVICING

     The Fund intends to enter into service agreements with Institutions (including PNC Bank, PNC Bank Ohio and their affiliates) pursuant to which Institutions will render certain support services to Customers who are the beneficial owners of Service Shares. Such services will be provided to Customers who are the beneficial owners of Service Shares and are intended to supplement the services provided by the Fund's Administrators and transfer agent to the Fund's shareholders of record. In consideration for payment of up to .15% (on an annualized basis) of the average daily net asset value of Service Shares owned beneficially by their Customers, Institutions may provide one or more of the following services to such Customers: processing purchase and redemption requests from Customers and placing orders with the Fund's transfer agent or the Distributor; processing dividend payments from the Fund on behalf of Customers; providing sub-accounting with respect to Service Shares beneficially owned by Customers or the information necessary for sub-accounting; and other similar services. In consideration for payment of up to a separate .15% (on an annualized basis) of the average daily net asset value of Service Shares owned beneficially by their Customers, Institutions may provide one or more of these additional services to such Customers: responding to Customer inquiries relating to the services performed by the Institution and to Customer inquiries concerning their investments in Service Shares; providing information periodically to Customers showing their positions in Service Shares; and other similar shareholder liaison services. Customers who are beneficial owners of Service Shares should read this Prospectus in light of the terms and fees governing their accounts with Institutions. These fees are not paid to Institutions with respect to other classes of shares of the Portfolios ("Series A Investor Shares," "Series B Investor Shares" and "Institutional Shares"). See "Description of Shares."

                      ------------------------------------
                                    EXPENSES

     Expenses are deducted from the total income of each Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to PIMC and the Administrators, transfer agency fees, fees and expenses of officers and trustees who are not affiliated with PIMC or the Distributor or any of their affiliates, taxes, interest, legal fees, custodian fees, auditing fees, 12b-1 fees, servicing fees, certain fees and expenses in registering and qualifying the Portfolio and its Shares for distribution under Federal and state securities laws, expenses of preparing prospectuses and statements of additional information and of printing and distributing prospectuses and statements of additional information to existing shareholders, the expense of reports to shareholders, shareholders' meetings and proxy solicitations, fidelity bond and trustees and officers liability insurance premiums, the expense of using independent pricing services and other expenses which are not expressly assumed by PIMC or the Administrators under their respective agreements with the Fund. Any general expenses of the Fund that are not readily identifiable as belonging to a particular investment portfolio will be allocated among all investment portfolios by or under the direction of the Board of Trustees in a manner the Board determines to be fair and equitable. Any expenses relating only to a particular class of shares within a Portfolio (such as fees relating to the Fund's Service Plan for Service Shares) will be borne solely by such Shares.

     If the total expenses borne by any Portfolio in any fiscal year exceed the expense limitations imposed by applicable state securities regulations, PIMC, the sub-advisers and the Administrators will bear the amount of such excess to the extent required by such regulations in proportion to the fees otherwise payable to them for such year. Such amount, if any, will be estimated and accrued daily and paid on a monthly basis. See "Introduction--Example," "Management-- Adviser and Sub-Advisers" and "Management--Administrators" for discussions of expense reimbursements and fee waivers.

                      ------------------------------------
                                  BANKING LAWS

     Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from underwriting securities, but such banking laws and regulations do not prohibit such a holding company or affiliate or banks generally from acting as investment adviser, administrator, transfer agent or custodian to such an investment company, or from purchasing shares of such a company as agent for and upon the order of customers. PNC Bank, PIMC, PNC Bank Ohio, PFPC and Institutions that are banks or bank affiliates, are subject to such banking laws and regulations. In addition, state securities laws on this issue may differ from the interpretations of Federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

     Should future legislative, judicial or administrative action prohibit or restrict the activities of such companies in connection with the provision of services on behalf of the Fund and the holders of Service Shares, the Fund might be required to alter materially or discontinue its arrangements with such companies and change its method of operations with respect to the Service Shares. It is not anticipated, however, that any change in the Fund's method of operations would affect its net asset value per share or result in a financial loss to any Customer.

                      ------------------------------------
                             PORTFOLIO TRANSACTIONS

     A Portfolio's adviser or sub-adviser will seek the best price and execution in placing brokerage transactions. In this regard, the adviser or sub-adviser may consider a number of factors in determining which brokers to use in purchasing or selling portfolio securities. These factors, which are more fully discussed in the Statement of Additional Information, include, but are not limited to, research services, sales of shares of the Fund, the reasonableness of commissions and quality of services and execution. Brokerage transactions for the Portfolios may be directed through registered broker/dealers ("Authorized Dealers") who have entered into dealer agreements with the Distributor, subject to the requirements of best execution.

PURCHASE AND REDEMPTION OF SHARES
--------------------------------------------------------------------------------

DISTRIBUTOR

     Shares of each Portfolio are offered on a continuous basis for the Fund by the distributor, Provident Distributors, Inc. (the "Distributor"). The Distributor is a registered broker/dealer with principal offices at 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087.

PURCHASE OF SHARES

     Shares are offered without a sales load on a continuous basis to Institutions acting on behalf of their Customers. Service Shares will normally be held of record by Institutions or in the names of nominees of Institutions. All Share purchases are effected through a Customer's account at an Institution through procedures established in connection with the requirements of the account. Confirmations of Share purchases and redemptions will be sent to the Institutions. Beneficial ownership of Shares will be recorded by the Institutions and reflected in the account statements provided by such Institutions to their Customers. Investors wishing to purchase Shares should contact their Institutions.

     Service Shares are sold at the net asset value for the Service Shares of the Portfolios next computed after an order is received by PFPC. Shares may be purchased by Institutions on any Business Day. A "Business Day" is any weekday that the New York Stock Exchange (the "NYSE") and the Federal Reserve Bank of Philadelphia (the "FRB") are open for business. Purchase orders may be transmitted by telephoning PFPC at (800) 441-7379. Orders received by PFPC after 4:00 p.m. (Eastern Time) are priced at the net asset value per share on the following Business Day. The Fund may in its discretion reject any order for Shares.

     Payment for Service Shares may be made only in Federal funds or other funds immediately available to the Fund's custodian. The minimum initial investment by an Institution is $5,000; however, Institutions may set a higher minimum for their Customers. There is no minimum subsequent investment requirement.

     Conflict of interest restrictions may apply to an Institution's receipt of compensation paid by the Fund in connection with the investment of fiduciary funds in Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, are urged to consult their legal advisers before investing fiduciary funds in Service Shares. See also "Management--Shareholder Servicing."

REDEMPTION OF SHARES

     A Customer may redeem all or part of his Service Shares in accordance with the instructions and limitations pertaining to his account at an Institution. These procedures will vary according to the type of account and the Institution involved, and Customers should consult their account managers in this regard. It is the responsibility of Institutions to transmit redemption orders to PFPC and credit their Customers' accounts with the redemption proceeds on a timely basis. In the case of shareholders holding share certificates, the certificates must accompany the redemption request.

     Institutions may transmit redemption orders to PFPC by telephone at (800) 441-7379. Shares are redeemed at the net asset value per share of the Service Shares of the Portfolio next determined after PFPC's receipt of the redemption order. THE FUND, THE ADMINISTRATORS AND THE DISTRIBUTOR WILL NOT BE LIABLE FOR ANY LOSS, LIABILITY, COST OR EXPENSE FOR ACTING UPON TELEPHONE INSTRUCTIONS THAT ARE REASONABLY BELIEVED TO BE GENUINE. IN ATTEMPTING TO CONFIRM THAT TELEPHONE INSTRUCTIONS ARE GENUINE, THE FUND WILL USE SUCH PROCEDURES AS ARE CONSIDERED REASONABLE, INCLUDING

RECORDING THOSE INSTRUCTIONS AND REQUESTING INFORMATION AS TO ACCOUNT REGISTRATION (SUCH AS THE NAME IN WHICH AN ACCOUNT IS REGISTERED, THE ACCOUNT NUMBER, RECENT TRANSACTIONS IN THE ACCOUNT, AND THE ACCOUNT HOLDER'S SOCIAL SECURITY NUMBER, ADDRESS AND/OR BANK).

     Payment for redeemed Shares for which a redemption order is received by PFPC before 4:00 p.m. (Eastern Time) on a Business Day is normally made in Federal funds wired to the redeeming Institution on the next Business Day, provided that the Fund's custodian is also open for business. Payment for redemption orders received after 4:00 p.m. (Eastern Time) or on a day when the Fund's custodian is closed is normally wired in Federal funds on the next Business Day following redemption on which the Fund's custodian is open for business. The Fund reserves the right to wire redemption proceeds within seven days after receiving a redemption order if, in the judgment of the investment adviser, an earlier payment could adversely affect a Portfolio. No charge for wiring redemption payments is imposed by the Fund, although Institutions may charge Customer accounts for redemption services. Information relating to such redemption services and charges, if any, should be obtained by Customers from their Institution.

     During periods of substantial economic or market change, telephone redemptions may be difficult to complete. If an Institution is unable to contact PFPC by telephone, the Institution may also deliver the redemption request to PFPC by mail at 400 Bellevue Parkway, Wilmington, DE 19809.

     A shareholder of record may be required to redeem Shares in any Portfolio if the balance in such shareholder's account in that Portfolio drops below $5,000 as the result of a redemption request and the shareholder does not increase the balance to at least $5,000 upon thirty days' written notice. If a Customer has agreed with an Institution to maintain a minimum balance in his account with the Institution, and the balance in the account falls below that minimum, the Customer may be obligated to redeem all or part of his Shares in the Portfolios to the extent necessary to maintain the minimum balance required.

     The Fund may suspend the right of redemption or postpone the date of payment upon redemption (as well as suspend the recordation of the transfer of Shares) for such periods as are permitted under the 1940 Act. The Fund may also redeem Shares involuntarily or make payment for redemption in securities or other property if it appears appropriate to do so in light of the Fund's responsibilities under the 1940 Act. See "Purchase and Redemption Information" in the Statement of Additional Information for examples of when such redemption might be appropriate.

     It is the responsibility of the Institutions to provide their Customers with account statements with respect to Share transactions made for accounts maintained at the Institutions.

NET ASSET VALUE
--------------------------------------------------------------------------------

     The net asset value for each Service Share for each Portfolio is calculated as of the close of trading on the NYSE (currently 4:00 p.m. Eastern Time) on each Business Day by adding the value of all its securities, cash and other assets allocable to its Shares, subtracting the liabilities allocable to its Shares and dividing by the total number of Shares outstanding. The net asset value per Share of each Portfolio is determined independently of the Portfolio's other classes and independently of the Fund's other Portfolios.

     Valuation of securities held by each Portfolio is as follows: securities traded on a national securities exchange or on the NASDAQ National Market System are valued at the last reported sale price that day; securities traded on a national securities exchange or on the NASDAQ National Market System for which there were no sales on that day and securities traded on other over-the-counter markets for which market quotations are readily available are valued at the mean of the bid and asked prices; an option or futures contract is valued at the last sales price prior to 4:00 p.m. (Eastern Time), as quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices prior to 4:00 p.m. (Eastern Time); and securities for which market quotations are not readily available are valued at fair market value as determined in good faith by or under the direction of the Fund's Board of Trustees. The amortized cost method of valuation will also be used with respect to debt obligations with sixty days or less remaining to maturity unless the investment adviser and/or sub-adviser under the supervision of the Board of Trustees determines such method does not represent fair value.

     Valuation of securities of foreign issuers and those held by the International Fixed Income Portfolio is as follows: to the extent sale prices are available, securities which are traded on a recognized stock exchange, whether U.S. or foreign, are valued at the latest sale price on that exchange prior to the time when assets are valued or prior to the close of regular trading hours on the NYSE. In the event that there are no sales, the mean between the last available bid and asked prices will be used. If a security is traded on more than one exchange, the latest sale price on the exchange where the security is primarily traded is used. An option or futures contract is valued at the last sales price prior to 4:00 p.m. (Eastern Time), as quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices prior to 4:00 p.m. (Eastern Time). In the event that application of these methods of valuation results in a price for a security which is deemed not to be representative of the market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Board of Trustees as reflecting fair value. The amortized cost method of valuation will be used with respect to debt obligations with sixty days or less remaining to maturity unless the investment adviser and/or sub-adviser under the supervision of the Board of Trustees determines such method does not represent fair value. All other assets and securities held by the Portfolio (including restricted securities) are valued at fair value as determined in good faith by the Board of Trustees or by someone under its direction. Any assets which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.

     A Portfolio may use a pricing service, bank or broker/dealer experienced in such matters to value the Portfolio's securities. A more detailed discussion of net asset value and security valuation is contained in the Statement of Additional Information.

DIVIDENDS AND DISTRIBUTIONS
--------------------------------------------------------------------------------

     Each Portfolio will distribute substantially all of its net investment income and net realized capital gains, if any, to shareholders. For dividend purposes, a Portfolio's investment income available for distribution to holders of Service Shares is reduced by accrued expenses directly attributable to that Portfolio and the general expenses of the Fund prorated to that Portfolio on the basis of its relative net assets. A Portfolio's net investment income available for distribution to the holders of Service Shares will be reduced by the amount of other expenses allocated to that Portfolio's Service Shares, including fees payable under the Fund's Service Plan. All distributions are reinvested at net asset value in the form of additional full and fractional Shares of the relevant Portfolio unless a shareholder elects otherwise. Such election, or any revocation thereof, must be made in writing to PFPC, and will become effective with respect to dividends paid after its receipt by PFPC. The net investment income of each of the Managed Income, Tax-Free Income, Intermediate Government, Intermediate-Term Bond and International Fixed Income Portfolios is declared monthly as a dividend to investors who are Shareholders of such Portfolio at the close of business on the day of declaration. The net investment income of each of the Pennsylvania Tax-Free Income, Ohio Tax-Free Income, Government Income and Short-Term Bond Portfolios is declared daily as a dividend to investors who are Shareholders of such Portfolio at, and whose payment for Share purchases are available to the particular Portfolio in Federal funds by, the close of business on the day of declaration. All such dividends are paid within ten days after the end of each month and, in the case of the Pennsylvania Tax-Free Income, Ohio Tax-Free Income, Government Income and Short-

Term Bond Portfolios, within seven days after redemption of all of a shareholder's Shares in a Portfolio. Net realized capital gains (including net short-term capital gains), if any, will be distributed by each Portfolio at least annually.

TAXES
--------------------------------------------------------------------------------

     The following discussion is only a brief summary of some of the important tax considerations generally affecting the Portfolios and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, investors in the Portfolios should consult their tax advisers with specific reference to their own tax situation.

     Each Portfolio will elect to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as a Portfolio qualifies for this tax treatment, it generally will be relieved of Federal income tax on amounts distributed to shareholders, but shareholders, unless otherwise exempt, will pay income or capital gains taxes on amounts so distributed (except distributions that constitute "exempt interest dividends" or that are treated as a return of capital), regardless of whether such distributions are paid in cash or reinvested in additional Shares.

     Distributions paid out of the "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), if any, of any Portfolio will be taxed to shareholders as long-term capital gain, regardless of the length of time a shareholder has held his Shares and whether such gain was reflected in the price paid for the Shares. All other distributions, to the extent they are taxable, are taxed to shareholders as ordinary income.

     Each Tax-Free Portfolio intends to pay substantially all of its dividends as "exempt interest dividends." Investors in these Portfolios should note, however, that taxpayers are required to report the receipt of tax-exempt interest and "exempt interest dividends" on their Federal income tax returns and that in two circumstances such amounts, while exempt from regular Federal income tax, are taxable to persons subject to alternative minimum and environmental taxes. First, tax-exempt interest and "exempt interest dividends" derived from certain private activity bonds issued after August 7, 1986, generally will constitute an item of tax preference for corporate and noncorporate taxpayers in determining alternative minimum and environmental tax liability. Although they do not currently intend to do so, during normal market conditions the Tax-Free Portfolios may invest up to 20% of their respective net assets in such private activity bonds. Second, tax-exempt interest and "exempt interest dividends" derived from all other Municipal Obligations must be taken into account by corporate taxpayers in determining certain adjustments for alternative minimum and environmental tax purposes. In addition, investors should be aware of the possibility of state and local alternative minimum or minimum income tax liability from such private activity bonds. Shareholders who are recipients of Social Security Act or Railroad Retirement Act benefits should further note that tax-exempt interest and "exempt interest dividends" derived from all types of Municipal Obligations will be taken into account in determining the taxability of their benefit payments.

     Each Tax-Free Portfolio will determine annually the percentages of its net investment income which are exempt from the regular Federal income tax, which constitute an item of tax preference for purposes of the Federal alternative minimum tax, and which are fully taxable. Such percentages will apply uniformly to all distributions declared from net investment income during that year. These percentages may differ significantly from the actual percentages for any particular day.

     The Fund will send written notices to shareholders annually regarding the tax status of distributions made by each Portfolio. Dividends declared in October, November or December of any year payable to shareholders of record on a specified date in those months will be deemed to have been received by the shareholders on December 31 of such year, if the dividends are paid during January of the following year.

     An investor considering buying shares of a Portfolio on or just before the record date of a taxable dividend should be aware that the amount of the forthcoming dividend payment, although in effect a return of capital, will be taxable to him.

     A taxable gain or loss may be realized by a shareholder upon his redemption, transfer or exchange of Portfolio Shares depending upon the tax basis of such Shares and their price at the time of redemption, transfer or exchange.

     Any loss upon the sale or exchange of shares of a Portfolio held for six months or less will be disallowed for Federal income tax purposes to the extent of any exempt interest dividends received by the shareholder. For the Ohio Tax-Free Income Portfolio, the loss will be disallowed for Ohio income tax purposes to the same extent, even though, for Ohio income tax purposes, some portion of such dividends actually may have been subject to Ohio income tax.

     It is expected that dividends and certain interest income earned by the International Fixed Income Portfolio from foreign securities will be subject to foreign withholding taxes or other taxes. So long as more than 50% of the value of the Portfolio's total assets at the close of the taxable year in question consists of stock or securities of foreign corporations, the Portfolio may elect, for U.S. Federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding taxes and other foreign income taxes, as paid by its shareholders. The Portfolio intends to make this election. As a result, the amount of such foreign taxes paid by the Portfolio will be included in its shareholders' income pro rata (in addition to taxable distributions actually received by them), and each shareholder generally will be entitled either (a) to credit his proportionate amounts of such taxes against his U.S. Federal income tax liabilities, or (b) if he itemizes his deductions, to deduct such proportionate amounts from his U.S. income.

     Future legislative or administrative changes or court decisions may materially affect the tax consequences of investing in one or more Portfolios of the Fund. Shareholders are also urged to consult their tax advisers concerning the application of state and local income taxes to investments in the Fund which may differ from the Federal income tax consequences described above. Shareholders who are nonresident alien individuals, foreign trusts or estates, foreign corporations or foreign partnerships may be subject to different U.S. Federal income tax treatment and should consult their tax advisers.

     OHIO TAX CONSIDERATIONS. Individuals and estates that are subject to Ohio personal income tax, or municipal income taxes or school district income taxes in Ohio will not be subject to such taxes on distributions from the Ohio Tax-Free Income Portfolio to the extent that such distributions consist of interest on Ohio Municipal Obligations or obligations issued by the U.S. Government, its agencies, instrumentalities or territories (if the interest on such obligations is exempt from state income taxation under the laws of the United States) ("U.S. Obligations"), provided that the Portfolio continues to qualify as a regulated investment company for federal income tax purposes and that at all times at least 50% of the value of the total assets of the Ohio Tax-Free Income Portfolio consists of Ohio Municipal Obligations or similar obligations of other states or their subdivisions. (It is assumed for purposes of this discussion of Ohio tax considerations that the regulated investment company and 50% requirements are satisfied.) Corporations that are subject to the Ohio corporation franchise tax will not have to include distributions from the Ohio Tax-Free Income Portfolio in their net income base for purposes of calculating their Ohio corporation franchise tax liability to the extent that such distributions either constitute exempt-interest dividends or consist of interest on Ohio Municipal Obligations or U.S. Obligations. However, Shares of the Ohio Tax-Free Income Portfolio will be included in a corporation's net worth base for purposes of calculating the Ohio corporation franchise tax. Distributions consisting of gain on the sale, exchange or other disposition of Ohio Municipal Obligations will not be subject to the Ohio personal income tax, or municipal or school district income taxes in Ohio and will not be included in the net income base of the Ohio corporation franchise tax. Distributions attributable to other sources will be subject to the Ohio personal income tax and the Ohio corporation franchise tax. For additional Ohio tax considerations, see "Taxes" above.

     PENNSYLVANIA TAX CONSIDERATIONS. Income received by a shareholder attributable to interest realized by the Pennsylvania Tax-Free Income Portfolio from Pennsylvania Municipal Obligations or attributable to insurance proceeds on account of such interest, is not taxable to individuals, estates or trusts under the Personal Income Tax imposed by Article III of the Tax Reform Code of 1971 (in the case of insurance proceeds, to the extent they are exempt for Federal Income Tax purposes); to corporations under the Corporate Net Income tax imposed by Article IV of the Tax Reform Code of 1971 (in the case of insurance proceeds, to the extent they are exempt for Federal Income Tax purposes); nor to individuals under the Philadelphia School District New Income Tax ("School District Tax") imposed on Philadelphia resident individuals under authority of the Act of August 9, 1963, P.L. 640.

     Income received by a shareholder attributable to gain on the sale or other disposition by the Pennsylvania Tax-Free Income Portfolio of Pennsylvania Municipal Obligations is taxable under the Personal Income Tax, the Corporate Net Income Tax, and, unless these assets were held by the Pennsylvania Tax-Free Income Portfolio for more than six months, the School District Tax.

     To the extent that gain on the disposition of a share represents gain realized on Pennsylvania Municipal Obligations held by the Pennsylvania Tax-Free Income Portfolio, such gain may be subject to the Personal Income Tax and Corporate Net Income Tax. Such gain may also be subject to the School District Tax, except that gain realized with respect to a share held for more than six months is not subject to the School District Tax.

     No opinion is expressed regarding the extent, if any, to which shares, or interest and gain thereon, is subject to, or included in the measure of, the special taxes imposed by the Commonwealth of Pennsylvania on banks and other financial institutions or with respect to any privilege, excise, franchise or other tax imposed on business entities not discussed herein (including the Corporate Capital Stock/Foreign Franchise Tax.)

     Shareholders of the Pennsylvania Tax-Free Income Portfolio are not subject to any of the personal property taxes currently in effect in Pennsylvania to the extent that the Portfolio is comprised of Pennsylvania Municipal Obligations and Federal obligations (if the interest on such obligations is exempt from state and local taxation under the laws of the United States). The taxes referred to include the County Personal Property Tax imposed on residents of Pennsylvania by the Act of June 17, 1913, P.L. 507, as amended.

DESCRIPTION OF SHARES
--------------------------------------------------------------------------------

     The Fund was organized as a Massachusetts business trust on December 22, 1988 and is registered under the 1940 Act as an open-end management investment company. The Declaration of Trust authorizes the Board of Trustees to classify and reclassify any unissued shares into one or more classes of shares. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of 94 classes (19 classes of "Series B Investor Shares" and 25 classes each of "Service Shares," "Series A Investor Shares" and "Institutional Shares") representing interests in the Fund's investment portfolios. This Prospectus describes nine Portfolios of the Fund which, except for the Pennsylvania Tax-Free Income and Ohio Tax-Free Income Portfolios, are classified as diversified companies under the 1940 Act. The Managed Income, Tax-Free Income and Intermediate Government Portfolios were each established with only one class of shares. In each case, the original class of shares was available to all investors until the subsequent establishment of multiple classes in the Portfolio. In addition, the Board of Trustees has also authorized the issuance of additional classes of shares representing interests in other investment portfolios of the Fund. For information regarding these other portfolios, contact the Distributor by phone at (800) 998-7633 or at the address listed in "Purchase and Redemption of Shares--Distributor."

     Each share of an investment portfolio has a par value of $.001, represents an equal proportionate interest in the particular portfolio and is entitled to such dividends and distributions earned on such portfolio's assets as are declared in the discretion of the Board of Trustees. The Fund's shareholders are entitled to one vote for each full share held and proportionate fractional votes for fractional shares held, and will vote in the aggregate and not by class, except where otherwise required by law or when the Board of Trustees determines that the matter to be voted upon affects only the interests of the shareholders of a particular class or investment portfolio. Under Massachusetts law, the Fund's state of organization, and the Fund's Declaration of Trust and Code of Regulations, the Fund is not required and does not currently intend to hold annual meetings of shareholders for the election of trustees (except as required under the 1940 Act). For a further discussion of the voting rights of shareholders, see "Additional Information Concerning Shares" in the Statement of Additional Information.

     Holders of Service Shares bear the fees described under "Management--Shareholder Servicing" that are paid to Institutions under the Fund's Service Plan. Similarly, holders of a Portfolio's Series A Investor Shares and Series B Investor Shares (collectively, "Investor Shares") will bear the payments described in the prospectus for such shares that are paid under the Fund's Distribution and Service Plan and Series B Distribution Plan, respectively (collectively, the "Distribution Plans"). Under the Distribution Plans, the Distributor is entitled to payments by each Portfolio for: (i) direct out-of-pocket promotional expenses incurred in connection with advertising and marketing Investor Shares; and (ii) payments to broker/dealers that are not affiliated with the Distributor ("Service Organizations") for distribution assistance such as advertising and marketing of Investor Shares. In addition, payments under the Series B Distribution Plan will be used to pay for or finance sales commissions and other fees payable to Service Organizations and other broker/dealers who sell Series B Investor Shares. Service Organizations may also provide support services such as establishing and maintaining accounts and records relating to shareholders of Investor Shares for whom the Service Organizations are the dealer of record or holder of record for shareholders with whom the Service Organizations have a servicing relationship. The Distribution and Service Plan provides for payments to the Distributor at an annual rate not to exceed .55% of the average daily net asset value of each Portfolio's outstanding Series A Investor Shares. The Series B Distribution Plan provides for payments to the Distributor at an annual rate not to exceed .75% of the average daily net asset value of each Portfolio's outstanding Series B Investor Shares. In addition, holders of Series B Investor Shares bear the expense of fees described in the prospectus for such shares that are paid under the Fund's Series B Service Plan. Payments under the Series B Service Plan will cover expenses relating to the support services provided to the beneficial owners of Series B Investor Shares by certain Service Organizations and sometimes by the Distributor. Such services are intended to supplement the services provided by the Fund's Administrators and transfer agent. In consideration for payments aggregating up to .25% (on an annualized basis) of the average daily net asset value of Series B Investor Shares owned beneficially by their customers, Service Organizations and the Distributor may provide one or more of the following services to such customers: establishing and maintaining accounts and records relating to customers that invest in Series B Shares; processing dividend and distribution payments from the Fund on behalf of customers; arranging for bank wires; providing sub-accounting with respect to Series B Shares beneficially owned by customers or the information necessary for sub-accounting; forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; assisting in processing purchase, exchange and redemption requests from customers and in placing such orders with the Fund's service contractors; assisting customers in changing dividend options, account designations and addresses; providing customers with a service that invests the assets of their accounts in Series B Shares pursuant to specific or pre-authorized instructions; providing information periodically to customers showing their positions in Series B Shares and integrating such statements with those of other transactions and balances in customers' other accounts with the Service Organization; responding to customer inquiries relating to the services performed by the Service Organization or the Distributor; responding to customer inquiries concerning their investments in Series B Shares; and providing other similar shareholder liaison services. Institutional Shares bear no shareholder servicing or distribution fees. As a result of these different fees, the net asset value and the net yields on the Fund's Institutional Shares will generally be higher than those on the Fund's Service Shares, the net asset value and the net yields on the Fund's Service Shares will generally be higher than those on the Fund's Series A Investor Shares, and the net asset value and the net yields on the Fund's Series A Investor Shares will generally be higher than those on the Fund's Series B Investor Shares if payments by the Portfolios under the Service Plan, the Distribution and Service Plan, the Series B Distribution Plan and the Series B Service Plan are made at the maximum rates. Standardized total return and yield quotations will be computed separately for each class of Shares. Series A and Series B Investor Shares are exchangeable at the option of the holder for Series A and Series B Investor Shares, respectively, in the Fund's other investment portfolios. Series B Investor Shares are exchangeable for Series B Investor Shares in the Fund's Money Market Portfolio, but are not exchangeable for shares in the Fund's other money market investment portfolios. Series A Investor Shares of the Portfolios are offered to the public at the net asset value per share plus a maximum sales charge of 4.50% of the offering price on single purchases of less than $50,000; the sales charge is reduced on a graduated scale on single purchases of $50,000 or more and certain exemptions from the sales charge may apply. The sales charge does not apply to exchanges of Series A Investor Shares among the Portfolios. Series B Investor Shares are subject to a maximum contingent deferred sales charge of 5.0%. The deferred sales charge decreases over time. Series B Investor Shares may be exchanged for Series B Investor Shares of another investment portfolio of the Fund without the payment of any deferred sales charge at the time the exchange is made. Because Service Shares and Institutional Shares are sold without a sales charge, holders of Service Shares and Institutional Shares have no such exchange privileges.

     On January 4, 1995, PNC Bank held of record approximately 80% of the Fund's outstanding shares, and may be deemed a controlling person of the Fund under the 1940 Act. PNC Bank is a subsidiary of PNC Bank Corp., a multi-bank holding company.

OTHER INFORMATION
--------------------------------------------------------------------------------

REPORTS AND INQUIRIES

     Shareholders will receive unaudited semi-annual financial statements and annual financial statements audited by independent accountants. Shareholder inquiries should be addressed to the Fund c/o PFPC, P.O. Box 8950, Wilmington, Delaware 19885-9628, toll-free (800) 441-7762 (in Delaware call collect (302) 791-1111).

PERFORMANCE INFORMATION

     From time to time, total return and yield data for Shares of the Portfolios may be quoted in advertisements or in communications to shareholders. Total return will be calculated on an average annual total return basis for various periods. Average annual total return reflects the average annual percentage change in value of an investment in Shares of a Portfolio over the measuring period. This method of calculating total return assumes that dividends and capital gain distributions made by the Portfolio during the period relating to Shares are reinvested in Shares.

     The yields of Shares of the Portfolios are computed based on the net income of a Portfolio allocated to such Shares during a 30-day (or one month) period, which period will be identified in connection with the particular yield quotation. More specifically, the yield of Shares of a Portfolio is computed by dividing the Portfolio's net income per share allocated to such Shares during a 30-day (or one month) period by the net asset value per share on the last day of the period and annualizing the result on a semi-annual basis. Each Tax-Free Portfolio's "tax-equivalent yield" may also be quoted from time to time, which shows the level of taxable yield needed to produce an after-tax equivalent to such Portfolio's tax-free yield. This is done by increasing such Portfolio's yield (calculated above) by the amount necessary to reflect the payment of Federal and/or state income tax at a stated tax rate.

     Performance data of Shares of a Portfolio may be compared to those of other mutual funds with similar investment objectives and to other relevant indexes or to ratings or rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. In addition, certain indexes may be used to illustrate historic performance of select asset classes. For example, the total return and/or yield of Shares of a Portfolio may be compared to data prepared by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. and Weisenberger Investment Company Service, and with the performance of the Shearson Lehman GMNA Index, the Shearson Lehman Index of Baa-rated Corporate Bonds, the T-Bill Index, the "stocks, bonds and inflation Index" published annually by Ibbotson Associates and the Shearson Lehman Hutton Government Corporate Bond Index. Performance information may also include evaluations of the Portfolios and their Shares published by nationally recognized ranking services and information as reported by financial publications such as Business Week, Fortune, Institutional Investor, Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature.

     In addition to providing performance information that demonstrates the actual yield or returns of Shares of a particular Portfolio over a particular period of time, a Portfolio may provide certain other information demonstrating hypothetical investment returns. Such information may include, but is not limited to, illustrating the compounding effects of a dividend in a dividend reinvestment plan or the impact of tax-deferred investing.

     Performance quotations of Shares of a Portfolio represent past performance and should not be considered as representative of future results. The investment return and principal value of an investment in Shares of a Portfolio will fluctuate so that an investor's Shares, when redeemed, may be worth more or less than their original cost. Since performance will fluctuate, performance data for Shares of a Portfolio cannot necessarily be used to compare an investment in such Shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses and market conditions. Any fees charged by Institutions directly to their customer accounts in connection with investments in Shares will not be included in the Portfolio's calculations of yield and total return.

                                *      *      *

-----------------------------------------------------
-----------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR ITS DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE FUND OR BY THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                            ------------------------
                               TABLE OF CONTENTS

                                                  Page
                                                  ----
Introduction.....................................   2
Financial Highlights.............................   5
Investment Policies..............................  16
Investment Limitations...........................  30
Management.......................................  31
Purchase and Redemption of Shares................  36
Net Asset Value..................................  37
Dividends and Distributions......................  38
Taxes............................................  39
Description of Shares............................  41
Other Information................................  43

INVESTMENT ADVISER
PNC Institutional Management Corporation
Wilmington, Delaware

SUB-ADVISER TO THE OHIO TAX-FREE INCOME PORTFOLIO
PNC Bank, Ohio, National Association
Cincinnati, Ohio

SUB-ADVISER TO THE MANAGED INCOME, INTERMEDIATE GOVERNMENT, TAX-FREE INCOME, PENNSYLVANIA TAX-FREE INCOME, SHORT-TERM BOND, INTERMEDIATE-TERM BOND AND GOVERNMENT INCOME
PORTFOLIOS AND CUSTODIAN
PNC Bank, National Association
Philadelphia, Pennsylvania

SUB-ADVISER TO INTERNATIONAL FIXED INCOME PORTFOLIO
Provident Capital Management, Inc.
Philadelphia, Pennsylvania

CO-ADMINISTRATOR AND TRANSFER AGENT
PFPC Inc.
Wilmington, Delaware

CO-ADMINISTRATOR
Provident Distributors, Inc.
Radnor, Pennsylvania

DISTRIBUTOR
Provident Distributors, Inc.
Radnor, Pennsylvania

COUNSEL
Drinker Biddle & Reath
Philadelphia, Pennsylvania

INDEPENDENT ACCOUNTANTS
Coopers & Lybrand, L.L.P.
Philadelphia, Pennsylvania

PNCS-P-002M
-----------------------------------------------------
-----------------------------------------------------

-----------------------------------------------------
-----------------------------------------------------
                                      THE
                                  FIXED INCOME
                                   PORTFOLIOS

                                 SERVICE CLASS
PROSPECTUS
MANAGED INCOME PORTFOLIO
-----------------------------------------------------

TAX-FREE
INCOME PORTFOLIO
-----------------------------------------------------

INTERMEDIATE
GOVERNMENT PORTFOLIO
-----------------------------------------------------

OHIO TAX-FREE
INCOME PORTFOLIO
-----------------------------------------------------

PENNSYLVANIA TAX-FREE
INCOME PORTFOLIO
-----------------------------------------------------

SHORT-TERM
BOND PORTFOLIO
-----------------------------------------------------

INTERMEDIATE-TERM
BOND PORTFOLIO
-----------------------------------------------------

INTERNATIONAL
FIXED INCOME PORTFOLIO
-----------------------------------------------------

GOVERNMENT
INCOME PORTFOLIO
-----------------------------------------------------

JANUARY 30, 1995
-----------------------------------------------------
-----------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                THE PNC(R) FUND
                          THE FIXED INCOME PORTFOLIOS
 SUPPLEMENT TO SERVICE AND INSTITUTIONAL CLASS PROSPECTUS DATED JANUARY 30, 1995


The section entitled "Introduction -- Portfolio Management" has been amended to read as follows:

       PNC Institutional Management Corporation ("PIMC") serves as the Fund's investment adviser. BlackRock Financial Management, Inc. ("BlackRock") serves as sub-adviser to the Managed Income, Intermediate Government, Intermediate-Term Bond, Short-Term Bond, Government Income, Pennsylvania tax-Free Income and Ohio Tax-Free Income Portfolios; PNC Bank, National Association ("PNC Bank") serves as sub- adviser to the Tax-Free Income Portfolio; and Provident Capital Management, Inc. ("PCM") serves as sub-adviser to the International Fixed Income Portfolio. The investment adviser and sub-advisers are indirect wholly-owned subsidiaries of PNC Bank Corp.

The section entitled "Management -- Adviser and Sub-Advisers" has been amended to read as follows:

The second sentence of the first paragraph has been amended to read as follows:

       The principal business address of : PIMC is 400 Bellevue Parkway, Wilmington, Delaware 19809; PNC Bank is Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107; PCM is 1700 Market Street, 27th Floor, Philadelphia, Pennsylvania 19103; and BlackRock is 345 Park Avenue, New York, New York 10154.

The fourth paragraph has been amended to read as follows:
              Kevin Klingert has been the person primarily responsible for the management of the Pennsylvania Tax-Free Income and Ohio Tax- Free Income Portfolios since March 1995. Mr. Klingert has been with BlackRock since
       1991.   Mr. Klingert was formerly an Assistant Vice President at
       Merrill, Lynch, Pierce, Fenner & Smith.

The fifth paragraph has been deleted.

The sixth paragraph has been amended to read as follows:

              The Short-Term Bond, Intermediate-Term Bond, Intermediate Government, Government Income and Managed Income Portfolios have been managed by a BlackRock portfolio management team since March 1995. The team is led by Robert S. Kapito and includes Michael P. Lustig and Scott Amero. Mr. Kapito has been with BlackRock since 1988 and serves as Vice Chairman of BlackRock. Mr. Lustig, who is currently Vice President of BlackRock, has been with BlackRock since 1989, prior to which he was an associate at Security Pacific Merchant Bank. Mr. Amero joined BlackRock in 1990 where he is a Managing Director. Prior to 1990, Mr. amero was a Vice President at The First Boston Corporation.

The seventh paragraph has been amended to read as follows:

              The International Fixed Income Portfolio's Manager, Herve van Caloen, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. van Caloen has been a portfolio manager with PCM since 1992 and currently heads PCM's International Group. Mr. van Caloen has managed the Portfolio since April 1995. Before joining PCM, Mr. van Caloen managed International portfolios for Mitchell Hutchins and Scudder, Stevens and Clark.



The date of this Supplement is April 12, 1995.



PNCS-P-002S
PNCI-P-002S

                                THE PNC(R) FUND

                          THE FIXED INCOME PORTFOLIOS

   SUPPLEMENT TO SERVICE, INSTITUTIONAL AND INVESTOR CLASS PROSPECTUSES DATED
                                JANUARY 30, 1995

The section entitled "Introduction -- Portfolio Management" has been amended to read as follows:

    PNC Institutional Management Corporation ("PIMC") serves as the Fund's investment adviser. BlackRock Financial Management, Inc. ("BlackRock") serves as sub-adviser to the Managed Income, Tax-Free Income, Intermediate Government, Intermediate-Term Bond, Short-Term Bond, Government Income, Pennsylvania Tax-Free Income and Ohio Tax-Free Income Portfolios; and Provident Capital Management, Inc. ("PCM") serves as sub-adviser to the International Fixed Income Portfolio. The investment adviser and sub-advisers are indirect wholly-owned subsidiaries of PNC Bank Corp.

The section entitled "Management -- Adviser and Sub-Advisers" has been amended as follows:

The first sentence of the first paragraph has been amended to read as follows:

    PIMC was organized in 1977 by PNC Bank, National Association ("PNC Bank") to provide advisory services for investment companies.

The third paragraph has been deleted.

The fourth paragraph has been amended to read as follows:

        Kevin Klingert has been the person primarily responsible for the management of the Pennsylvania Tax-Free Income and Ohio Tax-Free Income Portfolios since March 1995 and has managed the Tax-Free Income Portfolio since July 1995. Mr. Klingert has been with BlackRock since 1991. Mr. Klingert was formerly an Assistant Vice President at Merrill, Lynch, Pierce, Fenner & Smith.

The date of this Supplement is August 22, 1995.

PNC-P-002S